UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Scholastic Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Wednesday, September 20, 2017 at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing seven directors to the Board of Directors
2.	Approval of the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan
3.	An advisory vote for the approval of fiscal 2017 compensation awarded to Named Executive Officers
4.	An advisory vote on the frequency of a stockholder advisory vote regarding the compensation awarded to Named Executive Officers

Matters to be voted upon by holders of the Common Stock

1.	Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 28, 2017 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;
•	via telephone by calling the toll free number on your proxy card; or
•	by returning the enclosed proxy card.
By order of the Board of Directors

Andrew S. Hedden
Secretary
August 9, 2017

Important Notice Regarding Availability of Proxy Materials

for the 2017 Annual Meeting of Stockholders to Be Held on September 20, 2017

This Proxy Statement and the Annual Report to Stockholders are available at

www.proxyvote.com

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

________________________

PROXY STATEMENT

________________________

ANNUAL MEETING OF STOCKHOLDERS

September 20, 2017

________________________

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 20, 2017, and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2017 Annual Report on Form 10-K is a part) in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail or via email, free of charge, by following the instructions in the notice.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017 (the “Annual Report”), are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 9, 2017.

Shares represented by each proxy properly submitted, either by mail, the Internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date;
•	providing subsequent telephone or Internet voting instructions; or
•	voting in person at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors and for Proposals 2, 3 and 4.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 28, 2017 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 33,473,191 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three (3) nor more than fifteen (15) directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of seven members of the Board and the holders of Common Stock will vote on the election of two members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

The vote required for the election of directors is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote.  For the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

The holders of a majority of the shares entitled to vote at the meeting constitute a quorum for the Annual Meeting, provided that, for purposes of matters to be voted upon by the holders of Class A Stock, a quorum is the holders of a majority of the Class A Stock and, for purposes of matters to be voted upon by the holders of Common Stock, a quorum is the holders of a majority of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Richard Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	1,828,851	100%	5,405,703	(3)	14.9%
Barbara Robinson Buckland
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,479,162		7.3%
Mary Sue Robinson Morrill
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	765,296	46.2%	3,090,143	(4)	9.0%
William W. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,505,181	(5)	7.3%
Florence Robinson Ford
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,463,362		7.2%
Andrew S. Hedden
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,467,924	(6)	7.2%
Trust under the Will of
Maurice R. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	648,620	39.2%	2,331,712		6.8%
Trust under the Will of
Florence L. Robinson
c/o Scholastic Corporation
557 Broadway
New York, NY 10012	116,676	7.0%	466,676		1.4%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	—	—	3,324,280	(7)	9.9%

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Blackrock, Inc.
55 East 52nd Street
New York, NY 10055	—	—	3,296,727	(8)	9.8%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746	—	—	2,788,810	(9)	8.3%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	—	—	2,138,103	(10)	6.4%
Royce & Associates LP
745 Fifth Avenue
New York, NY 10151	—	—	2,112,000	(11)	6.3%

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and Florence Robinson Ford, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: Richard Robinson—1,063,555 shares (sole voting and investment power), which includes 172,651 shares issuable under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days of the Record Date, and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including the 172,651 shares issuable under the Class A Options exercisable within 60 days of the Record Date, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: Richard Robinson—2,607,315 shares (sole voting and investment power), which includes the 172,651 shares under the Class A Options exercisable within 60 days of the Record Date held by Mr. Robinson, and 2,798,388 shares (shared voting and investment power); Barbara Robinson Buckland—147,450 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill — 3,090,143 shares (shared voting and investment power); William W. Robinson—163,469 shares (sole voting and investment power) and 2,341,712 shares (shared voting and investment power); Florence Robinson Ford—131,650 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Andrew S.

Hedden—136,212 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 1,828,851 shares of Common Stock issuable on conversion of the Class A Stock (including the 172,651 shares issuable under the Class A Options) described in Notes 1 and 2 above; 451,388 shares of Common Stock held directly by Mr. Robinson; 146,980 shares of Common Stock held in the RR 2014 Revocable Trust; 670,416 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”); 115,812 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”); 11,746 shares of Common Stock with respect to which Mr. Robinson had voting rights on the Record Date under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 48,990 shares of Common Stock for which Mr. Robinson is custodian under separate custodial accounts for his two sons; 55,638 shares of Common Stock owned by the Richard Robinson Charitable Fund and 42,790 RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”). Does not include an additional 68,425 unvested RSUs under the MSPP. The 451,388 shares held directly by Mr. Robinson are pledged to a bank as collateral for a personal loan.

(4)

Does not include an aggregate of 195,470 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee for the benefit of their children, 2,350 shares held by her daughter-in-law, 30 shares held by her son and 97,275 shares in an insurance trust for which neither Ms. Morrill nor her spouse are trustees, as to which Ms. Morrill disclaims beneficial ownership.

(5)	Does not include 17,130 shares of Common Stock held under trusts for Mr. William Robinson’s children where his former spouse is a trustee, as to which Mr. Robinson disclaims beneficial ownership.
(6)

Includes 15,662 shares of Common Stock held directly by Mr. Hedden; 2,000 shares held in an IRA; 67,112 shares under options exercisable within 60 days of the Record Date under the 2011 Plan; 42,500 shares of Common Stock under options exercisable within 60 days of the Record Date under the 2001 Plan; 4,968 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 3,970 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust; and 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 3,703 unvested RSUs under the MSPP and 6,713 unvested RSUs under the 2011 Plan.

(7)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G Amendment filed on behalf of Price Associates, dated February 7, 2017, filed with the SEC reporting beneficial ownership on behalf of Price Associates as of December 31, 2016. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser, and Price Associates holds 3,324,280 shares, with sole dispositive power over all such shares and sole voting power over 664,173 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)

The information for Blackrock, Inc. (“Blackrock”) is derived from a Schedule 13G Amendment, dated March 9, 2017, filed with the SEC reporting beneficial ownership as of February 28, 2017. Blackrock has the sole power to direct investments with regard to 3,296,727 shares and the sole power to vote 3,235,907 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Blackrock is deemed to be a beneficial owner of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, these shares.

(9)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G Amendment, dated February 9, 2017, filed with the SEC reporting beneficial ownership as of December 31, 2016. Dimensional Fund serves as investment adviser to certain investment companies and as investment manager or submanager to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager, Dimensional Fund or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares owned by the Funds. Dimensional has the sole power to direct investments with regard to all such shares and the sole power to vote 2,702,820 of such shares. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund is deemed to be a beneficial owner of these shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

(10)

The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G Amendment, dated February 9, 2017, filed with the SEC reporting beneficial ownership as of December 31, 2016. Vanguard has the sole power to vote with regard to 32,212 shares, the sole power to direct investments with regard to 2,103,459 shares, the shared power to vote with regard to 3,666 shares and the shared power to direct investments with regard to 34,644 shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.

(11)

The information for Royce & Associates LP (“Royce”) is derived from a Schedule 13G Amendment, dated January 18, 2017, filed with the SEC reporting beneficial ownership as of December 31, 2016. Royce has the sole power to vote and direct investments with regard to all such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Royce is deemed to be a beneficial owner of these shares.

Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson will be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2017, with the exception of (i) the late filing of a Form 4 relating to one of several option exercises for Mr. Robinson that occurred in December 2016 and (ii) a late Form 4 to report the taxes withheld on an RSU vesting for Mr. Hedden and Kenneth Cleary, Chief Accounting Officer, the Company believes all of its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year. The late Form 4s were filed promptly upon discovery of the omissions.

Share Ownership of Management

On the Record Date, July 28, 2017, each director and Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors
Richard Robinson	1,828,851	(2)	100%	5,405,703	(3)	14.9%
Andrés Alonso	—		—	4,920	(4)	*
James W. Barge	—		—	38,838	(5)	*
Marianne Caponnetto	—		—	26,238	(6)	*
John L Davies	—		—	3,201	(7)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,467,924	(8)	7.2%
Peter Warwick	—		—	9,449	(9)	*
Margaret A. Williams	—		—	26,238	(6)	*
David J. Young				5,483	(10)	*
Named Executive Officers
Richard Robinson	1,828,851	(2)	100%	5,405,703	(3)	14.9%
Maureen O’Connell	—		—	63,645	(11)	*
Judith Newman	—		—	90,503	(12)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,467,924	(8)	7.2%
Alan J. Boyko	—		—	115,210	(13)	*
All directors, director nominees and executive officers as a group (13 persons)	1,828,851	(2)	100%	6,004,495	(14)	16.4%

*Less than 1.0%

(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2)

See the information with respect to Richard Robinson and Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.
(4)

Includes 3,831 shares of Common Stock under options exercisable by Dr. Alonso within 60 days of the Record Date under the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “2007 Plan”) and 1,089 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(5)

Includes 10,847 shares of Common Stock held directly by Mr. Barge, 26,902 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the 2007 Plan and 1,089 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(6)

Includes 7,247 shares of Common Stock held directly by such director, 17,902 shares of Common Stock under options exercisable by such director within 60 days of the Record Date under the 2007 Plan and 1,089 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(7)

Includes 2,112 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record Date under the 2007 Plan and 1,089 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(8)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.
(9)

Includes 2,221 shares of Common Stock held directly by Mr. Warwick, 6,139 shares of Common Stock under options exercisable by Mr. Warwick within 60 days of the Record Date under the 2007 Plan and 1,089 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(10)

Includes 818 shares of Common Stock held directly by Mr. Young, 3,576 shares of Common Stock under options exercisable by Mr. Young within 60 days of the Record Date under the 2007 Plan and 1,089 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(11)

Includes 48,116 shares of Common Stock under options exercisable by Ms. O’Connell within 60 days of the Record Date under the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan”), 10,501 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan and 5,028 RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”). Does not include an additional 3,703 unvested RSUs under the MSPP and 6,713 unvested RSUs under the 2011 Plan.

(12)

Includes 3,227 shares of Common Stock held directly by Ms. Newman, 75,629 shares of Common Stock under options exercisable by Ms. Newman within 60 days of the Record Date under the 2011 Plan, 2,917 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan, 399 RSUs vested under the MSPP and 8,331 RSUs scheduled to vest within 60 days of the Record Date under the MSPP. Does not include an additional 6,473 unvested RSUs under the MSPP and 3,992 unvested RSUs under the 2011 Plan.

(13)

Includes 23,834 shares of Common Stock held directly by Mr. Boyko, 80,640 shares of Common Stock under options exercisable by Mr. Boyko within 60 days of the Record Date under the 2011 Plan, 2,917 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan, 4,423 shares held under the 401(k) Plan and 3,396 RSUs under the MSPP scheduled to vest within 60 days of the Record Date. Does not include an additional 7,195 unvested RSUs under the MSPP and 3,992 unvested RSUs under the 2011 Plan.

(14)

Includes 1,828,851 shares of Common Stock issuable on conversion of the Class A Stock (including the 172,651 shares issuable under the Class A Options) described in Notes 1 and 2 under “Principal Holders of Class A Stock and Common Stock” above; 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 48,990 shares of Common Stock for which Mr. Robinson is custodian under separate custodial accounts for his two sons; 55,638 shares owned by the Richard Robinson Charitable Fund; and 146,980 shares owned by the RR 2014 Revocable Trust. Also includes an aggregate of 545,022 shares of Common Stock held directly by all directors and executive officers as a group; an aggregate of 994,630 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 159,312 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2001 Plan; an aggregate of 78,364 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; an aggregate of 23,910 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan;  an aggregate of 7,623 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan; 399 vested RSUs under the MSPP; an aggregate of 63,515 shares of Common Stock scheduled to vest within 60 days of the Record Date under the MSPP; 2,000 shares of Common Stock held in an IRA; and an aggregate of 16,169 shares of Common Stock with respect to which members of the group had voting rights as of the Record Date under the 401(k) Plan. Does not include an aggregate of 94,630 unvested RSUs under the MSPP and an aggregate of 31,336 unvested RSUs under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2017 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson
Peter Warwick
Margaret Williams
David Young

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain compensation programs that foster the short-term and long-term goals of the Company and its stockholders while attracting, motivating and retaining qualified individuals.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders - Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•

The Company’s goal is to provide a competitive compensation framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, divisional or group contributions and the external market in which the Company competes for executive talent.

	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
•

The Company reviews the executive compensation of a broad group of companies in the publishing, media, technology and education industries for comparative purposes. In addition, the companies included in the specific compensation peer group are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
•

As applicable to business unit executives, the performance of a specific business unit for which an executive is responsible, or group of which such business unit is a part, may also be used to create a link between the achievement of divisional and group financial goals and the overall financial performance of the Company.

Executives as Stockholders	•

The Company’s compensation practices are also designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Barnes & Noble Inc., Career Education Corporation, Houghton Mifflin Harcourt Company, Meredith Corporation, Pearson plc, E. W. Scripps Company, Graham Holdings Co., K-12, Inc., and John Wiley & Sons, Inc., which companies constituted the peer group for fiscal 2017. At its May 2016 meeting, the HRCC revised the peer group for fiscal 2017 by removing Reed Elsevier plc and adding K-12, Inc. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart.

Compensation Element		Objective		Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development or technology initiatives, or positions that require considerable creative or technical talent, creative marketing capability or digital skills, or the management of those providing such creative content, technical skills or marketing and digital expertise.

Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance which, in the case where the executive officer is responsible for an operating unit of the Company, may also include business unit or segment performance, as well as group performance.

Compensation Element		Objective		Key Features
Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool, as well as increasing an executive’s stock ownership.

Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified talent and maintain market competitiveness	•	The Company’s executives participate in the 401(k) Plan on the same terms as all employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, Company financial performance is also taken into consideration.

Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in either July or September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. For fiscal 2017, the HRCC’s independent compensation consultant conducted an annual compensation review of market comparisons using both survey data and information from the most recent proxy statements for the peer group indicated above.  No market adjustments to base salary for fiscal 2017 were recommended for the Named Executive Officers as a result of this review. Accordingly, for fiscal 2017 there were no increases in the base salaries of the Named Executive Officers.

Annual Performance-Based Cash Bonus Awards

The HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case where a Named Executive Officer is responsible for an operating unit of the Company, may also include business unit, segment or group performance, through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit, segment or group. In each case, whether considering the Company as a whole or an executive’s business unit, segment or group, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance or that of the business unit, segment or group. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the relevant fiscal year and primarily to encourage the achievement of the Company’s key financial and operating goals for such fiscal year, with the focus on overall Company performance, as well as group performance if targets were exceeded.

Potential bonus awards for senior management and other eligible employees are set and determined under the Company’s Management Incentive Plan (“MIP”) or in the case of selected executives, including the Named Executive Officers, under the Company’s Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Upon the recommendation of the Chief Executive Officer, made at the time annual fiscal year targets are established, targets may also be established to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness or demonstration of the achievement of certain cross-departmental company or specific individual goals. Under the EPIP, the Company retains the discretion to decrease, but not increase, the total bonus paid thereunder to a Named Executive Officer.

Fiscal 2017 Bonuses

For each of the Named Executive Officers, individual EPIP bonus potentials for fiscal 2017 were dependent upon the achievement of Company or business group targets as indicated in the chart below, with the potential bonus payout for each executive ranging from 0% to 150% of the target bonus amount.

As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance, as well as certain other indicators of performance. With respect to fiscal 2017, the HRCC set the EPIP performance targets for the Named Executive Officers primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2017 operating plan. A corporate bonus pool was funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers are solely based on achievement of that corporate metric up to the target bonus opportunity. Assuming that the Corporate Operating Income target was met for fiscal 2017, the portion of the corporate bonus pool resulting from any performance above target, if awarded, would be proportionally divided based on Corporate Operating Income and, for certain of the Named Executive Officers, the Group Operating Income Relative Contribution in accordance with the table below. Corporate Operating Income was defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding non-standard items (e.g., one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets). For those Named Executive Officers, as well as other senior management, in the Children’s Book Group, the achievement of Group Operating Income was based on the Operating Income of the Children’s Book Group.

Funding Metrics	Corporate Operating Income to		Corporate Operating Income
	the extent it is less than or equal to target		to the extent it is greater than target
Participants	Corporate Operating Income	Group Operating Income	Corporate Operating Income	Group Operating Income
Named Executive Officers (Children’s Book Group)	100%	0%	0%	100%
Named Executive Officers (Staff)	100%	0%	100%	0%

Target bonus amounts are stated as a percent of base salary. As part of the annual compensation review referred to in the base salary discussion above, for fiscal 2017 no changes were recommended to the target bonus amounts for the Named Executive Officers.

For fiscal 2017, the Company achieved Corporate Operating Income of $109 million, which was 106% of the target amount and above the threshold for bonus payout under the EPIP, which would have permitted the payout of a bonus pool at 108% of the target pool. The HRCC considered various factors, including the overall financial performance of the Company in fiscal 2017, and determined that, notwithstanding the achievement of Corporate Operating Income in excess of target, it was appropriate for the bonus pool payout in respect of fiscal 2017 to be capped at 100% of the target pool rather than at 108% of the target pool. Based on the foregoing, the HRCC approved bonuses to be paid under the EPIP to the Named Executive Officers as provided in the table below.

Named Executive Officer	Fiscal 2017 Bonus Amount	Actual Bonus payout as a percentage of base salary	Target Bonus payout as a percentage of base salary
Richard Robinson	$1,212,500	125%	125%
Maureen O’Connell	$712,500	95%	95%
Judith Newman	$472,150	70%	70%
Andrew Hedden	$450,000	75%	75%
Alan J. Boyko	$385,000	70%	70%

Fiscal 2018 Targets

As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance, as well as certain other indicators of performance. With respect to fiscal 2018, the HRCC has again set the EPIP performance targets for the Named Executive Officers primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2018 operating plan. A corporate bonus pool will be funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers will be solely based on achievement of that corporate metric up to the target bonus opportunity. Assuming the Corporate Operating Income target is met for fiscal 2018, the portion of the corporate bonus pool resulting from any performance above target, if awarded, will then be proportionally divided based on Corporate Operating Income, the Group Profit Relative Contribution and an additional metric for fiscal 2018, the Group Operational Savings Relative Contribution, in accordance with the table below. Corporate Operating Income is defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding non-standard items (e.g., one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets). For those Named Executive Officers, as well as other senior management, in the Groups set forth in the table below, the achievement of Group Profit Relative Contribution will be based on the Profit Relative Contribution of the specific Group, as applicable, and the achievement of the Group Operational Savings Relative Contribution will be based on the achievement of controllable cost reduction targets of the specific Group.

Fiscal 2018 EPIP payment structure

Participants	Less than or equal to Target			Greater than Target
	Corporate Metric	Group Metrics		Corporate Metric	Group Metrics
	Corporate Operating Income	Operational Savings Relative Contribution	Group Profit Relative Contribution	Corporate Operating Income	Operational Savings Relative Contribution	Group Profit Relative Contribution
Named Executive Officers (Children’s Book Group)	75%	12.5%	12.5%	0%	50%	50%
Named Executive Officers (Staff)	75%	25%	0%	75%	25%	0%

For fiscal 2018, the bonus pool will be funded in accordance with the table below:

Fiscal 2018 Bonus Targets and Payouts
% Achievement of Corporate Operating Income Target	Bonus Percentage Payout
90.00%	40%
100.00%	50%
110.00%	100%
115.00%	125%
120.00%	150%

As noted in the above table, for fiscal 2018, if the Corporate Operating Income threshold of 90% of its target amount is achieved, the bonus pool would be funded at 40% of the bonus target amount, and, in the event that the Corporate Operating Income target is exceeded, the bonus pool may be increased to fund up to a maximum of 150% of such bonus target amount for purposes of the MIP/EPIP. While individual payouts can be adjusted based on individual performance, in no case can the sum of all individual payouts exceed the total of the available corporate bonus pool. If Corporate Operating Income is not achieved at 90% of target, a discretionary pool could, if determined by the HRCC, be funded within the range of 20-25% of the target funding to be used for retention purposes for the top 10-20% highest performing employees based on recommendations to the HRCC resulting from individual performance analyses by the Human Resources Department. In the event such a discretionary pool was funded and used to pay bonuses to Named Executive Officers, such bonuses would not be covered under the EPIP, but would be considered supplemental bonuses subject to the deduction limits of Section 162(m) of the Code.

Long-Term Incentive Compensation

The HRCC determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers, including the Named Executive Officers and senior management, as well as other eligible employees.

The current practice of the HRCC is to consider:

•	Annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meeting in September.
•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

From September 2001 through July 2011, most of the equity awards were made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provided for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. Only non-qualified stock options and restricted stock units were granted under the 2001 Plan, which expired in July 2011, and the only Named Executive Officers with options outstanding under the 2001 Plan are Mr. Robinson and Mr. Hedden. The Company currently makes its grants of stock options and restricted stock units under the 2011 Plan, which was approved by the Board in July 2011 and by the Class A stockholders in September 2011.

The HRCC has determined that its current practice should continue to be to generally consider the award of restricted stock units and stock options, including a combination of both in most cases, which determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such component. Accordingly, the Company currently utilizes grants of stock options, restricted stock units or a combination of both to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

During fiscal 2017, the HRCC granted equity-based awards to the Named Executive Officers and certain other members of senior management and to certain newly-hired employees to fulfill contractual obligations or commitments. These grants were made in the form of stock options, restricted stock units or a combination of both.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Stock options granted by the HRCC normally vest in 25% annual installments beginning on the first anniversary of the grant date and expire after ten years.

Restricted stock units granted under the 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting. The 2011 Plan does not permit the deferral of restricted stock units, and the vesting of restricted stock units is generally in four equal annual installments beginning with the first anniversary of the date of grant. Through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

The specific fiscal 2017 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2017 is set forth below in the “Outstanding Equity Awards at May 31, 2017” table. The HRCC made its customary annual long-term incentive compensation grants for fiscal 2017 for each of the Named Executive Officers in September 2016.

Equity Awards for the Chief Executive Officer

Mr. Robinson had previously received a total of 1,499,000 options to purchase shares of Class A Stock pursuant to annual grants during the period 2004 through 2008 under the stockholder-approved Scholastic Corporation 2004 Class A Stock Incentive Plan, of which Mr. Robinson was the only participant (the “Class A Plan”).

Since completion of the program contemplated by the Class A Plan, long-term incentives provided to Mr. Robinson have been considered annually by the HRCC and have been in the form of options to purchase Common Stock. For fiscal 2015 through fiscal 2017, Mr. Robinson was granted options under the 2011 Plan to purchase 182,975 shares of Common Stock, 137,477 shares of Common Stock and 165,945 shares of Common Stock, respectively, in each case at the same time as the long-term incentive grants were also awarded to other executive officers and senior management.

Information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2017 is set forth below in the “Outstanding Equity Awards at May 31, 2017” table.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the MIP or EPIP, eligible members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units (“RSUs”) in the Company at a 25% discount from the lowest closing price as reported on NASDAQ in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2017, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire RSUs at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2017. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs are converted into shares of Common Stock on a one-to-one basis.  During fiscal 2017, six members of senior management elected to participate in the MSPP.

The chart below reflects the allocation by each of the Named Executive Officers of his or her bonus to the MSPP for fiscal 2017.

Named Executive Officer	Fiscal 2017 Bonus amount	% allocation to the MSPP for Fiscal 2017 Bonus	Dollar amount of Bonus to be used for the purchase of RSUs on 9/1/2017
Richard Robinson	$1,212,500	100%	$1,212,500
Maureen O’Connell	$712,500	20%	$142,500
Judith Newman	$472,150	50%	$236,075
Andrew Hedden	$450,000	50%	$225,000
Alan J. Boyko	$385,000	50%	$192,500

Results of Stockholder Advisory Votes on Compensation of Named Executive Officers

At the 2011 Annual Meeting of Stockholders and the 2014 Annual Meeting of Stockholders, the Class A Stockholders approved the fiscal 2011 and fiscal 2014 compensation, respectively, for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for the Named Executive Officers. Accordingly, the HRCC continued to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2017 as outlined in the Company’s compensation philosophy and framework described above. In addition, at the 2011 Annual Meeting of Stockholders, the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years. As a result, the next advisory vote on Named Executive Officer compensation will take place at the Annual Meeting in respect of the fiscal 2017 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto. Such advisory proposal is included as Proposal 3 in this Proxy Statement, and the HRCC intends to consider the results of the vote in crafting the Company’s compensation programs for its Named Executive Officers in future years.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2017, 2016 and 2015, as indicated below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
Richard Robinson	2017	$970,000	$0		$0		$2,299,998	$1,212,500	$71,337	$379,984	$4,933,819
Chairman of the Board,	2016	$970,000	$0		$0		$2,299,990	$812,375	$46,148	$493,817	$4,622,330
Chief Executive Officer	2015	$970,000	$0		$0		$2,299,996	$1,212,500	$127,575	$499,416	$5,109,487
and President
Maureen O’Connell	2017	$750,000	$0		$209,975		$490,013	$712,500	$0	$60,367	$2,222,855
Executive Vice President,	2016	$750,000	$0		$813,187	(8)	$489,990	$477,375	$119	$75,438	$2,606,109
Chief Administrative	2015	$750,000	$500,000	(6)	$209,994		$490,005	$712,500	$97	$83,223	$2,745,819
Officer and Chief
Financial Officer
Judith Newman	2017	$674,500	$0		$104,988		$245,000	$472,150	$0	$65,827	$1,562,465
Executive Vice President	2016	$674,500	$0		$104,980		$245,010	$295,000	$2,168	$53,199	$1,374,857
and President, Scholastic	2015	$674,500	$0		$104,997		$245,003	$472,150	$1,761	$114,518	$1,612,929
Book Clubs
Andrew S. Hedden	2017	$600,000	$0		$104,988		$245,000	$450,000	$—	$26,612	$1,426,600
Executive Vice President	2016	$600,000	$0		$456,848	(8)	$245,010	$301,500	$—	$55,332	$1,658,690
and General Counsel	2015	$600,000	$0		$104,997		$245,003	$450,000	$—	$59,422	$1,459,422
Alan J. Boyko	2017	$550,001	$0		$104,988		$245,000	$385,000	$1,928	$66,376	$1,353,293
President, Scholastic	2016	$550,001	$37,050	(7)	$104,980		$245,010	$257,950	$2,268	$55,023	$1,252,282
Book Fairs, Inc.	2015	$550,000	$0		$104,997		$245,003	$385,000	$1,841	$68,366	$1,355,207

(1)

Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2017, 2016 and 2015 for the Named Executive Officers.

(2)

Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2017, 2016 and 2015 for the Named Executive Officers.

(3)

Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the EPIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2017, Mr. Robinson, Ms. O’Connell, Ms. Newman, Mr. Hedden and Mr. Boyko have elected to invest 100%, 20%, 50%, 50% and 50%, respectively, of his or her fiscal 2017 bonus for the purchase of RSUs, which will occur on September 1, 2017. For fiscal 2016, Mr. Robinson, Ms. O’Connell, Ms. Newman, Mr. Hedden and Mr. Boyko elected to invest 100%, 10%, 25%, 0% and 50%, respectively, of his or her fiscal 2016 bonus for the purchase of RSUs, which occurred on September 1, 2016. For fiscal 2015, Mr. Robinson, Ms. O’Connell, Ms. Newman, Mr. Hedden and Mr. Boyko had elected to invest 100%, 20%, 25%, 25% and 25%, respectively, of his or her fiscal 2015 bonus for the purchase of RSUs, which occurred on September 1, 2015.

(4)

Represents the actuarial present value of the Named Executive Officer’s accumulated benefit under the Company’s Cash Balance Retirement Plan on the pension plan measurement dates used for financial statement purposes for fiscal 2017, 2016 and 2015. The change in Pension Value for Ms. O’Connell and Ms. Newman for fiscal 2017 is listed as zero because the aggregate value declined from fiscal 2016 by $107 and $40, respectively, largely due to a reduction in the interest rate used in fiscal 2017 to quantify pension plan obligations. The change in Pension Value for Mr. Robinson for fiscal 2015 reflects a significant increase from the prior year due to the fact that the standard mortality tables used to quantify pension plan obligations were revised during that year.

(5)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.
(6)	Represents a special incentive bonus approved by the HRCC relating to a specific organizational assignment undertaken by Ms. O’Connell, which was approved in August 2014 and paid in December 2014.
(7)	Represents a supplemental bonus approved by the HRCC at its July 19, 2016 meeting to provide internal equity based on the fiscal 2016 operating results of the Children’s Book Fairs.
(8)

Includes a special equity incentive bonus in the form of restricted stock units for Ms. O’Connell and Mr. Hedden in the amounts of $600,000 and $350,000, respectively, such grants to vest over three years.

Summary of All Other Compensation

Name	Fiscal Year	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2011 Plan RSUs(3) ($)	Total ($)
Richard Robinson	2017	$7,835	$240	$286,566	$85,343	$0	$379,984
	2016	$7,835	$174	$404,698	$81,110	$0	$493,817
	2015	$7,835	$174	$413,779	$77,628	$0	$499,416
Maureen O’Connell	2017	$7,788	$480	$16,834	$0	$35,265	$60,367
	2016	$7,788	$348	$47,557	$0	$19,745	$75,438
	2015	$7,788	$348	$48,621	$0	$26,466	$83,223
Judith Newman	2017	$7,783	$480	$26,009	$14,802	$16,753	$65,827
	2016	$7,783	$348	$39,394	$0	$5,674	$53,199
	2015	$7,783	$348	$80,561	$2,459	$23,367	$114,518
Andrew S. Hedden	2017	$7,731	$240	$0	$0	$18,641	$26,612
	2016	$7,038	$174	$37,548	$0	$10,572	$55,332
	2015	$7,615	$174	$38,390	$0	$13,243	$59,422
Alan J. Boyko	2017	$7,731	$480	$45,496	$2,266	$10,403	$66,376
	2016	$7,731	$174	$32,124	$9,320	$5,674	$55,023
	2015	$7,587	$348	$32,839	$14,349	$13,243	$68,366

(1)

Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that would otherwise would have been paid in such year. The compensation cost is computed using the grant date fair values for fiscal 2017, 2016 and 2015 under FASB ASC Topic 718 of $10.05, $10.14 and $9.67, respectively, multiplied by the number of RSUs purchased in that fiscal year. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)

For Mr. Robinson, $79,242, $81,110 and $75,480 of the amounts shown for fiscal 2017, 2016 and 2015, respectively, represent a portion or all of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, $6,101 and $2,147 represent club membership dues used partially for personal use for in fiscal 2017 and in fiscal 2015, respectively, and $950 represents fees paid by the Company for an executive physical during fiscal 2015. For Ms. Newman and Mr. Boyko, the amounts shown represent payments made by the Company in respect to personal use of a company-provided automobile, based on information provided by them.

(3)

In fiscal 2017, 2016 and 2015, the Company made four dividend payments of $.15 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2011 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under all such plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2017 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock		All Other Options			Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units (#)		Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(2) ($/sh)	Closing Market Price on Grant Date ($/sh)	Fair Value of Stock and Option Awards(3) ($)
Richard Robinson	—	$909,375	$1,212,500	$1,818,750
	9/20/2016						165,945	$39.16	$38.80	$2,299,998
Maureen O'Connell	—	$534,375	$712,500	$1,068,750
	9/20/2016						39,613	$39.16	$38.80	$490,013
	9/20/2016				5,362	(4)			$38.80	$209,975
Judith Newman	—	$354,113	$472,150	$708,225
	9/20/2016						19,806	$39.16	$38.80	$245,000
	9/20/2016				2,681	(4)			$38.80	$104,988
Andrew S. Hedden	—	$337,500	$450,000	$675,000
	9/20/2016						19,806	$39.16	$38.80	$245,000
	9/20/2016				2,681	(4)			$38.80	$104,988
Alan J. Boyko	—	$288,750	$385,000	$577,500
	9/20/2016						19,806	$39.16	$38.80	$245,000
	9/20/2016				2,681	(4)			$38.80	$104,988

(1)

Represents the potential amounts of cash bonus that could have been received for fiscal 2017 under the EPIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the Named Executive Officers in fiscal 2017 to be paid in fiscal 2018.

(2)	The exercise price for all options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the date of grant, September 20, 2016.
(3)

This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $13.86 in the case of Mr. Robinson and $12.37 for all the other Named Executive Officers.

(4)	Represents restricted stock units that vest in 25% increments beginning with the first anniversary from the date of grant.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2017

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2017.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable		Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Richard Robinson	9/19/2007	71,855	(3)		$36.21	9/19/2017
	9/24/2008	172,651	(3)		$27.93	9/24/2018
	8/27/2010	115,812			$22.81	8/27/2020
	10/7/2011	224,172			$28.18	10/7/2021
	9/17/2013	149,091		49,698	$30.17	9/17/2023
	9/23/2014	91,487		91,488	$33.87	9/23/2024
	9/21/2015	34,369		103,108	$43.56	9/21/2025
	9/20/2016			165,945	$39.16	9/20/2026
Maureen O’Connell	9/17/2013			11,645	$30.17	9/17/2023	1,740	$74,002
	9/23/2014			21,194	$33.87	9/23/2024	3,100	$131,843
	8/3/2015						9,330	$396,805
	9/21/2015	7,985		23,957	$43.56	9/21/2025	3,916	$166,547
	9/20/2016			39,643	$39.16	9/20/2026	5,362	$228,046
Judith Newman	10/7/2011	9,989			$28.18	10/7/2021
	9/17/2013	28,853		12,953	$30.17	9/17/2023	870	$37,001
	9/23/2014	10,597		10,597	$33.87	9/23/2024	1,550	$65,922
	9/21/2015	3,993		11,979	$43.56	9/21/2025	1,808	$76,894
	9/20/2016			19,806	$39.16	9/20/2026	2,681	$114,023
Andrew S. Hedden	12/16/2008	32,500			$16.48	12/16/2018
	8/27/2010	10,000			$22.81	8/27/2020
	10/7/2011	14,989			$28.18	10/7/2021
	9/17/2013	17,466		5,823	$30.17	9/17/2023	870	$37,001
	9/23/2014	10,597		10,597	$33.87	9/23/2024	1,550	$65,922
	8/3/2015						5,443	$231,491
	9/21/2015	3,933		11,979	$43.56	9/21/2025	1,808	$76,894
	9/20/2016			19,806	$39.16	9/20/2026	2,681	$114,023
Alan J. Boyko	9/17/2013	12,593		38,853	$30.17	9/17/2023	870	$37,001
	9/23/2014	10,597		10,597	$33.87	9/23/2024	1,550	$65,922
	9/21/2015	3,933		11,979	$43.56	9/21/2025	1,808	$76,894
	9/20/2016			19,806	$39.16	9/20/2026	2,681	$114,023

(1)	All stock options that were granted in fiscal 2017, 2016 and 2015 vest in 25% increments beginning with the first anniversary of the date of grant.
(2)

The restricted stock units granted in September of fiscal 2017, 2016 and 2015 vest in annual 25% increments beginning with the first anniversary of the date of grant. The restricted stock units granted on August 3, 2015 vest in annual 33 1/3 installments beginning with the first anniversary of the date of grant.  The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $42.53, the closing price of the Common Stock on NASDAQ on May 31, 2017.

(3)	Represents a grant of Class A Options.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2017 upon the exercise of stock options and upon vesting of restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(6) ($)
Richard Robinson(1)	291,514	$3,466,389	0	$0
Maureen O’Connell(2)	89,965	$1,153,277	9,160	$362,669
Judith Newman(3)	23,000	$384,756	3,747	$144,824
Andrew S. Hedden(4)	7,500	$197,025	4,968	$197,084
Alan J. Boyko(5)	48,709	$683,012	2,247	$86,639

(1)

During fiscal 2017, Mr. Robinson exercised options to purchase 255,494 shares of Class A Stock, which were then converted to Common Stock, and options to purchase 36,020 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $36.21, $22.81 and $27.93 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, August 19, 2016, August 22, 2016, August 23, 2016, December 23, 2016, December 27, 2016, December 28, 2016, December 29, 2016, January 4, 2017, January 5, 2017, January 6, 2017, January 10, 2017, January 11, 2017, January 13, 2017, January 17, 2017, April 21, 2017, April 24, 2017, April 25, 2017,  May 5, 2017 and May 8, 2017, which were $40.51, $40.25, $40.13, $47.95, $47.65, $47.88, $47.86, $47.30, $46.97, $47.00, $46.82, $46.94, $46.23, $45.88, $43.75, $43.44, $43.35, $42.98 and $42.28, respectively.

(2)

During fiscal 2017, Ms. O’Connell exercised options to purchase 89,965 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $22.81, $28.18, $30.17 and $33.87 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, July 5, 2016, July 7, 2016, July 8, 2016, July 11, 2016, December 19, 2016 and December 20, 2016, which were $39.88, $39.66, $39.73, $40.11, $47.66 and $48.74, respectively.

(3)

During fiscal 2017, Ms. Newman exercised options to purchase 23,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $22.81, $28.18 and $30.17 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing prices for the Common Stock as reported on NASDAQ on the dates of exercise, August 2, 2016, August 18, 2016, January 13, 2017 and April 20, 2017, which were $40.95, $40.80, $46.23 and $44.00, respectively.

(4)

During fiscal 2017, Mr. Hedden exercised options to purchase 7,500 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $16.48 from the fair market value of the underlying Common Stock on the applicable date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, April 7, 2017, which was $42.76.

(5)

During fiscal 2017, Mr. Boyko exercised options to purchase 48,709 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $29.74, $27.25, $22.81, $35.24 and $28.18 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the dates of exercise, July 29, 2016, August 1, 2016, August 12, 2016, January 13, 2017, April 10, 2017, April 11, 2017, April 12, 2017, April 13, 2017, April 17, 2017 and April 18, 2017, which were $41.09, $41.48, $40.24, $46.23, $42.70, $43.23, $42.41, $41.88, $42.31 and $42.63, respectively.

(6)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. O’Connell had 4,665 RSUs and Mr. Hedden had 2,721 RSUs vest on August 3, 2016, and the closing price on that date was $40.59. Ms. O’Connell had 1,740 RSUs, Ms. Newman had 2,370 RSUs and each of Mr. Hedden and Mr. Boyko had 870 RSUs vest on September 20, 2016, and the closing price on that date was $38.79. Ms. O’Connell had 1,205 RSUs and each of Ms. Newman, Mr. Hedden and Mr. Boyko had 602 RSUs vest on September 21, 2016, and the closing price that date was $38.36. Ms. O’Connell had 1,550 RSUs and each of Ms. Newman, Mr. Hedden and Mr. Boyko had 775 RSUs vest on September 23, 2016, and the closing price that date was $38.45.

Pension Plan

Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States, including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan became fully vested in their accrued benefits upon completion of three years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability. At its July 2016 meeting, the Board, upon the recommendation of the Retirement Plan Committee, approved the termination of the Retirement Plan, effective September 30, 2016. Upon completion of the termination process, which is expected to occur in fiscal 2018, all participants in the Retirement Plan will receive, in accordance with the terms of the Retirement Plan, his or her full balance in an annuity or in a lump sum, with the option to automatically “roll-over” his or her lump sum into the Company’s 401(k) Plan.

The Retirement Plan had been amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 as of June 1, 1999 were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement (the “Prior Benefit Formula”). Effective June 1, 2009, accrual of future benefits under the Prior Benefit Formula also stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Mr. Robinson elected to continue participation under the Prior Benefit Formula, which, prior to June 1, 2009, provided covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required and the Company makes all required contributions. The Prior Benefit Formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2017, Mr. Robinson had earned an estimated annual benefit payment using the Prior Benefit Formula of $74,474, which is net of the benefit transferred to his former spouse pursuant to a matrimonial agreement. In 2007, Mr.

Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008 under the Retirement Plan.

The following table sets forth the years of credited service, the present value of benefits accumulated and any payments received during the last fiscal year by each of the Named Executive Officers under the Retirement Plan, in each case computed as of May 31, 2016, the same measurement date as used in the Consolidated Financial Statements included in the Annual Report.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Richard Robinson	Scholastic Corporation Cash
	Balance Retirement Plan	47	$620,939	$74,474	(3)
Maureen O’Connell	Scholastic Corporation Cash
	Balance Retirement Plan	2	$5,165	$0
Judith Newman	Scholastic Corporation Cash
	Balance Retirement Plan	16	$95,594	$0
Andrew S. Hedden	Scholastic Corporation Cash
	Balance Retirement Plan	0	$0	$0
Alan J. Boyko	Scholastic Corporation Cash
	Balance Retirement Plan	21	$101,671	$0

(1)

The valuation method and material assumptions used in determining pension benefits and obligations can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	Pay earned and service credited after June 1, 2009 will not be considered in determining the Named Executive Officer’s benefit as the Retirement Plan was frozen as of that date.
(3)

Mr. Robinson’s benefits include $58,650 accumulated under the Prior Benefit Formula and $15,824 paid from an annuity issued by Liberty Mutual Insurance Company for participant benefits accrued under a prior retirement plan which terminated in May 1985.

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2017 and the balances thereunder at May 31, 2017.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard Robinson	$812,375	$4,729,974
Maureen O’Connell	$47,738	$484,544
Judith Newman	$73,750	$646,584
Andrew S. Hedden	$0	$326,333
Alan J. Boyko	$128,975	$471,700

(1)	Amounts reported are included under Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the year ended May 31, 2017.

(2)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 31, 2017 and was calculated by multiplying the number of RSUs held by $42.53, the closing price of the Common Stock on NASDAQ on such date.  Amounts include the Named Executive’s contributions to the MSPP, which were included under Non-Equity Incentive Plan Compensation in the Summary Compensation Table for the fiscal year prior to the contribution.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2017 using, for equity awards, the closing price per share of the Common Stock on May 31, 2017 of $42.53. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. The calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Of the Named Executive Officers, as of May 31, 2017, Mr. Robinson, Ms. O’Connell, Ms. Newman and Mr. Boyko were of retirement age for all of their option and restricted stock unit grants received under any of the Company’s equity-based plans, including the MSPP.  Mr. Hedden only meets the retirement eligibility criteria for his stock option grants under the 2001 and 2011 Plan that were granted prior to July 21, 2009, and does not meet the definition of retirement for any other of his equity grants. The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, except in the case of Ms. O’Connell, whose severance agreement is described below, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 2001 Plan and the 2011 Plan (or, in the case of a portion of Mr. Robinson’s grants, under the Class A Plan) and previously purchased RSUs under the MSPP.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. None of the MSPP, the 2001 Plan, the 2011 Plan or the Class A Plan contains provisions that automatically change the terms of any award or accelerate the vesting of any unvested restricted stock unit or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the Company’s Common Stock by a single person or group), the Company has presented information in the table on page 30 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments, received under the MIP or EPIP, through the purchase of RSUs under the MSPP. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement(1)	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.

RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination.

			Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

(1)

Under the terms of the MSPP, for all RSUs purchased prior to September 21, 2011, the definition of normal retirement is age 55 or older and for all RSUs purchased after September 21, 2011, the definition of normal retirement is age 55 or older plus 10 years of employment.

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 2001 Plan and the 2011 Plan in effect at May 31, 2017.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted before July 21, 2009 under the 2001 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 3 years to exercise vested options. Retirement defined as age 55 or older.	Vesting accelerates. Participant or his estate has one year to exercise vested options.
Non-qualified stock options granted on or after July 21, 2009 under the 2001 Plan and non-qualified stock options granted under the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and 10 years employment.	Vesting accelerates. Participant or his estate has one year to exercise vested options.
RSUs granted prior to March 22, 2012 under the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.
RSUs granted on or after March 22, 2012 under the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock for all RSUs granted more than one year before the date of retirement. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.

The following table illustrates the payment provisions upon a termination of employment for stock options under the Class A Plan.

Type of equity	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has three years to exercise vested options.	Vesting of options accelerates. Participant or his estate has one year to exercise vested options.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” above, is assumed to receive if a change-in-control had occurred, on May 31, 2017 under the MSPP, the 2001 Plan, the 2011 Plan and, in the case of a portion of Mr. Robinson’s outstanding stock options, the Class A Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2017, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary and are therefore omitted from the table, except in the case of Ms. O’Connell. As previously indicated, the calculations also do not include plan balances under the

Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control(5) ($)
Richard Robinson
MSPP(1)	$3,042,834	$3,042,834	$3,739,063	$4,729,974	$4,729,974	$4,729,974
Class A Plan stock options(2)	$2,974,828	$0	$2,974,828	$2,974,828	$2,974,828	$2,974,828
2001 Plan stock options(2)	$2,283,813	$0	$2,283,813	$2,283,813	$2,283,813	$2,283,813
2011 Plan stock options(2)	$5,851,910	$0	$5,851,910	$7,677,890	$7,817,698	$7,817,698
Total	$14,153,385	$3,042,834	$14,849,614	$17,666,505	$17,806,313	$17,806,313
Maureen O’Connell
MSPP(1,4)	$309,819	$309,819	$484,544	$484,544	$484,544	$484,544
2011 Plan restricted stock units(3,4)	$0	$0	$984,484	$927,473	$984,484	$984,484
2011 Plan stock options(2,4)	$460,968	$0	$460,968	$427,594	$460,968	$460,968
Severance - salary & benefits(4)	$0	$0	$2,083,860	$0	$0	$0
Severance - bonus(4)	$0	$0	$712,500	$0	$0	$0
Total	$770,787	$309,819	$4,726,356	$1,839,611	$1,929,996	$1,929,996
Judith Newman
MSPP(1)	$406,922	$406,922	$581,981	$646,584	$646,584	$646,584
2011 Plan restricted stock units(3)	$0	$0	$0	$265,334	$293,840	$293,840
2011 Plan stock options(2)	$519,970	$0	$519,970	$821,914	$838,586	$838,586
Total	$926,892	$406,922	$1,101,951	$1,733,832	$1,779,010	$1,779,010
Andrew S. Hedden
MSPP(1)	$206,943	$206,943	$271,539	N/A	$326,333	$326,333
2001 Plan stock options(2)	$1,043,825	$0	$1,043,825	$1,043,825	$1,043,825	$1,043,825
2011 Plan restricted stock units(3)	$0	$0	$0	N/A	$525,331	$525,331
2011 Plan stock options(2)	$522,742	$0	$522,742	N/A	$753,230	$753,230
Total	$1,773,510	$206,943	$1,838,106	$1,043,825	$2,648,719	$2,648,719
Alan J. Boyko
MSPP(1)	$306,009	$306,009	$361,267	$471,700	$471,700	$471,700
2011 Plan restricted stock units(3)	$0	$0	$0	$265,334	$293,840	$293,840
2011 Plan stock options(2)	$571,993	$0	$571,993	$873,922	$890,608	$890,608
Total	$878,002	$306,009	$933,260	$1,610,956	$1,656,148	$1,656,148

(1)

All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 31, 2017 of $42.53 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $42.53 per share multiplied by the vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $42.53 multiplied by the number of unvested restricted stock units. In the case of involuntary termination, the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $42.53 and the lesser of purchase price of the remaining unvested restricted stock units or the fair market value of the underlying shares on the date of termination. For all restricted stock units purchased prior to September 21, 2011, retirement is defined as age 55 or older and for all restricted stock units purchased after September 21, 2011, retirement is defined as age 55 or older plus 10 years of employment.

(2)

Under the terms of the 2001 Plan, the 2011 Plan and the Class A Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated.

(3)

All amounts represent the payout of the restricted stock units held under the 2011 Plan based on the closing price of the Company’s Common Stock on May 31, 2017 of $42.53 per share. Under the terms of the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control”, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of a voluntary or involuntary termination.

(4)

As described below, on September 26, 2013, the Company entered into an agreement with respect to severance in the event of Ms. O’Connell’s termination of employment under certain circumstances. Under that agreement, as further discussed herein, all outstanding equity awards become immediately vested in the case of involuntary termination or termination for Good Reason by Ms. O’Connell. In addition, Ms. O’Connell is entitled to: (i) a lump sum cash payment equal to thirty three (33) times her monthly base salary, (ii) any bonus (if earned) relating to a fiscal year which was completed before the effectiveness of such termination, (iii) an amount equal to Ms. O’Connell’s target bonus for the fiscal year in which a termination occurs, pro-rated (based upon a percentage defined by a fraction, the numerator of which is the number of full months during the fiscal year prior to the date of effectiveness of her termination, and the denominator of which is twelve), provided that the Company’s performance criteria for the fiscal year are met on a pro forma basis at the date of termination, and (iv) an amount equal to the cost to purchase continuing medical benefits for Ms. O’Connell and her family for a one year period under the federal COBRA law. The amount in the column headed “Involuntary (Not for Cause) Termination” covers both an involuntary termination (not for Cause) and a voluntary termination for Good Reason and includes thirty three months’ pay, the amount of the actual bonus for fiscal 2017 and the cobra payment amounts.

(5)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.

Severance Agreement with Executive Officer

On September 26, 2013, the Company entered into a severance agreement with Maureen O’Connell, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company (the “Severance Agreement”).

Under the terms of the Severance Agreement, Ms. O’Connell would be eligible to receive certain severance benefits in the event that she is terminated by the Company without Cause or if she voluntarily terminates her employment with the Company for Good Reason within a defined period after the occurrence of a Good Reason event. “Good Reason” is defined as: (i) a material diminution of Ms. O’Connell’s executive titles or responsibilities and/or certain changes in reporting lines, (ii) a material reduction in salary, bonus or benefits (not being contemporaneously applied to all of the other senior executives at her level) or (iii) a material change in the geographic location of her employment. “Cause” is defined as: (i) conviction for certain crimes, (ii) gross negligence or willful malfeasance in the performance of her duties or (iii) material failure to adhere to the Company’s Code of Ethics, other written policies and procedures or instructions from the Company’s Board of Directors or Chief Executive Officer that are within the scope of Ms. O’Connell’s duties. In certain of these instances, a notice and cure period applies to either the Company or Ms. O’Connell. The severance benefits to which Ms. O’Connell would be entitled following such any such termination include: (i) a lump sum cash payment equal to thirty three (33) times her monthly base salary, (ii) any bonus (if earned)

relating to a fiscal year which was completed before the effectiveness of such termination, (iii) an amount equal to Ms. O’Connell’s target bonus for the fiscal year in which a termination occurs, pro-rated (based upon a percentage defined by a fraction, the numerator of which is the number of full months during the fiscal year prior to the date of effectiveness of her termination, and the denominator of which is twelve), provided that the Company’s performance criteria for the fiscal year are met on a pro forma basis at the date of termination, and (iv) an amount equal to the cost to purchase continuing medical benefits for Ms. O’Connell and her family for a one year period under the federal COBRA law. The total amount of payments that would be owed to Ms. O’Connell had her employment been terminated on May 31, 2017 are reflected in the “Potential Payments upon Termination or Change-In-Control” chart under the column headed “Involuntary (Not for Cause) Termination.”

In addition, following any involuntary termination without Cause or a voluntary termination by her for Good Reason, all of Ms. O’Connell’s then unvested equity awards issued to her under the Company’s equity plans would immediately vest without further restriction and Ms. O’Connell would be entitled to exercise any stock options then held by her for a period of ninety days or any such longer period as may be provided in the applicable stock option plan or award agreement.

Ms. O’Connell would be entitled to receive her lump sum cash severance payment not later than the 30th business day following the termination of her employment, provided she has executed a general release of claims in favor of the Company and any revocation period to which she is entitled by law in respect of such release has expired before the end of such 30-day period.

If the sum of any payments owed to Ms. O’Connell as a result of an involuntary termination without Cause or a voluntary termination by her for Good Reason following a change of control of the Company would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended), then such payments or other benefit due to Ms. O’Connell will be reduced to the amount that is $1.00 less than the smallest sum that would subject Ms. O’Connell to an excise tax under Section 4999 of the Internal Revenue Code. The Severance Agreement also provides that it is intended that all payments and benefits under the Severance Agreement will comply with Section 409A of the Internal Revenue Code and the regulations thereunder.

The Severance Agreement contains non-solicitation, non-disclosure and non-disparagement covenants. The non-solicitation covenant continues for a period of twelve months after a termination of Ms. O’Connell’s employment with the Company covered by the Severance Agreement.

Transaction with Executive Officer

During fiscal 2014, the Audit Committee reviewed and approved a transaction whereby the Company’s Trade group and Egg in the Hole Productions LLC, which is wholly-owned by Judith Newman, a Named Executive Officer, would enter into a publishing agreement for the publication of certain children’s books by the Company. Under the arrangement, an aggregate amount of $80,000 was payable to Egg in the Hole Productions as advances against delivery of the manuscripts for the first four books in a projected children’s book series, all of which has been paid.  During fiscal 2015, the arrangement was extended to cover an additional series of two books, with an advance against delivery of $30,000, all of which has been paid to date. The transaction, including the advance and royalty structure, is based on normal market rates for a project of this type. However, because of the additional royalties which could be paid, depending upon the success of the books, the approval of the Audit Committee to the proposed publishing project with Ms. Newman was sought and received, since there is the potential for the aggregate amount of the transaction to exceed $120,000 and Ms. Newman is an executive officer of the Company. Additionally, Ms. Newman, who is the President of Scholastic Book Clubs, would not be involved in any decisions on the part of the Book Clubs group whether to include any of the books produced in the projected series as Book Club offerings.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation plans approved by security holders
Common Stock	2,449,318	$34.15	2,472,465	(1)
Class A Stock	244,506	$30.36	0
Equity Compensation plans not approved by security holders
Common Stock	—	—	—
Class A Stock	—	—	—
Total	2,693,824	$33.81	2,472,465

(1)

Includes 520,469 shares of Common Stock available at May 31, 2017 under the ESPP; 334,744 shares of Common Stock available at May 31, 2017 under the MSPP; and 1,397,818 shares of Common Stock available at May 31, 2017 under the 2011 Plan and 219,434 shares of Common Stock available at May 31, 2017 under the 2007 Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.  See “Proposal 2: Approval of the Scholastic Corporation 2017 Outside Directors Plan” under “Matters Submitted to Stockholders” for information concerning the proposed new Outside Directors Plan to replace the 2007 Plan which terminated in July 2017.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company’s incentive, retirement or stock purchase plans, but excluding options to purchase Common Stock. At May 31, 2017, three of the Named Executive Officers were in compliance with the stock ownership level specified under the Stock Ownership Guidelines, with one person at 98% of his or her target and one person at 80% of his or her target.

MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three or more than fifteen directors. The current Board consists of nine directors.

At their July 2014 meetings, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines of the Company addressing director age and tenure. These amendments provide that, in the case of age, a director who has reached age 75 (other than Richard Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 if it believes that, under the circumstances, it is in the Company’s best interests. In the case of tenure, while no term limits apply, the Corporate Governance Guidelines provide that tenure, including a continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

At its July 19, 2017 meeting, the Board determined that it was in the best interests of the Company that Andrew Hedden, the Executive Vice President and General Counsel of the Company, who is now 76 and had previously been approved for re-nomination following reaching age 75, be re-nominated to continue to serve as a director, and, accordingly, Mr. Hedden is standing for re-election at the Annual Meeting.

The Board recommends that Class A Stockholders vote FOR each of the seven nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

			Director
Name	Principal Occupation or Employment	Age	Since*

Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	80	1971

Andrés Alonso	Professor, Harvard Graduate School of Education, Harvard University, Cambridge, MA	60	2015

Marianne Caponnetto	Founder, MCW Group, Inc., Bedford, NY	66	2010

Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	76	1991

Peter Warwick	Chief People Officer, Thomson Reuters, New York, NY	65	2014

Margaret A. Williams	Partner, Griffin Williams Critical Point Management, Washington, DC	62	2010

David J. Young	Former Chairman and Chief Executive Officer of Hachette Book Group USA, New York, NY	66	2015

Nominees for Election by Holders of Common Stock

			Director
Name	Principal Occupation or Employment	Age	Since*

James W. Barge	Chief Financial Officer, Lions Gate Entertainment Corp., Santa Monica, CA	62	2007

John L. Davies	Private Investor, Washington, DC	67	2000

*The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

Andrés Alonso. Dr. Alonso was appointed a Professor at Harvard Graduate School of Education in 2013, having previously served as the Chief Executive Officer of the Baltimore City Public Schools from 2007 to 2013. From 2006 to 2007, Dr. Alonso served as the Deputy Chancellor, Teaching and Learning, and from 2003 to 2006, the Chief of Staff of the New York City Department of Education. From 1987 to 1998, Dr. Alonso taught special needs and English language learners in the Newark, NJ, public school system. Dr. Alonso earned a BA from Columbia and a JD from Harvard Law School and practiced law in New York City from 1982 to 1985, prior to determining to enter the teaching profession. A trustee of Teachers College of Columbia University, Dr. Alonso received a doctorate in education from Harvard in 2006 and is chair of the Carnegie Foundation for Teaching and Learning, as well as co-chair of the Public Education Leadership Project, a collaboration of the Harvard Graduate School of Education and the Harvard Business School.

Marianne Caponnetto. As Founder & President of MCW Group, Inc., a New York based strategic consulting firm, Ms. Caponnetto works with start-ups, mid-market and Fortune 500 purpose-driven companies defining and executing significant transformational and growth objectives. Her experience in leading and optimizing purpose-driven change has been honed at a diverse range of corporate and entrepreneurial companies. In her role at MCW Group, she is a trusted advisor and hands-on operator for a select group of global clients. From 2006 through 2008, Ms. Caponnetto was the Chief Sales and Marketing Officer and a key member of the management team that redefined digital marketing leadership at DoubleClick, Inc., which led to its acquisition by Google Inc. in 2008. From 2001 to 2005, she held executive positions at IBM in the Global Media Entertainment Industry where she enabled the transition from a product to a solutions focus with responsibility for a billion dollar market. Ms. Caponnetto joined IBM in 1994 as a key member of the marketing leadership team that reinvented the IBM brand and repositioned the Company. She pioneered IBM’s adoption of the internet as IBM’s “defining marketing medium” and critical proof point of e-business transformation. Prior to IBM, she led Strategic and Corporate Marketing for Dow Jones & Co., after a successful career in the advertising business. Ms. Caponnetto has served on digital technology, media, and advertising industry boards and is active on several private and non-profit company boards. Ms. Caponnetto is a graduate of the University of California, Berkeley.

Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

Peter Warwick. Mr. Warwick has worked in the publishing and information industry for more than 35 years, currently serving as the Chief People Officer of Thomson Reuters since 2012. Prior to that he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

Margaret A. Williams. Ms. Williams is a founding partner of Griffin Williams Critical Point Management, a consulting firm that helps public/private clients navigate challenging communication and political environments. Most recently, Ms. Williams served as director of the Institute of Politics at Harvard University. Ms. Williams is vice-chair of the Rhode Island School of Design (RISD) Trustee Board. She is the former president of Fenton Communications and served as media director of the Children’s Defense Fund and the Center on Budget and Policies Priorities. From 1993-97, Ms. Williams held dual White House titles, Chief-of-Staff to First Lady Hillary Clinton and Assistant to the President, becoming the first person to hold both positions concurrently. Ms. Williams received her MA from the Annenberg School for Communication at the University of Pennsylvania and BA from Trinity College in Washington, D.C.

David J. Young. Mr. Young is a former Chairman and Chief Executive Officer of Hachette Book Group USA and spent forty-five years in the publishing industry. In 1970, he started his career at Thorsons, which had been founded by his grandfather and later purchased by Harper Collins. Mr. Young then held various positions at Harper Collins until he became the Managing Director of Little Brown and Company in 1996 and, in 2000, the Chief Executive Officer of the Time Warner Book Group, the parent company of Little Brown and Company. From 2005 to 2013, he was the Chief Executive Officer of Hachette Book Group USA, then moving to become the Deputy CEO of Hachette UK until his retirement in December 2015. During his career, Mr. Young served on a number of publishing association boards including serving as Chair of the Association of American Publishers during 2012-13. Mr. Young is a board member of Tate Enterprises, Millbank, London, is the Chairman of Canongate Books Ltd., the Scottish independent publisher, and is the President of the Book Trade Benevolent Society.

James W. Barge. Mr. Barge is the Chief Financial Officer of Lions Gate Entertainment Corp., where he has oversight of all financial operations, planning and strategy and is a member of the Company’s Executive Committee. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and a National Office partner, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is an Emeritus member of the Alumni Board for the Terry College of Business at the University of Georgia.

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005 when it became a private company.

The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board, as described below, combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Richard Robinson

•	Executive, business and operational experience as the Company’s Chairman since 1982, CEO since 1975 and President since 1974.
•	Demonstrated leadership skills, business expertise and commitment to the Company’s mission.
•	Son of the Company’s founder and principal shareholder of the Company.
•	Substantial knowledge of and experience in publishing books, magazines and digital programs for trade, consumer and educational markets, as well as experience in direct marketing and ecommerce.

•

Significant experience involving the market for educational instructional and curricula materials through his building of the business now constituting the Company’s Education segment on behalf of the Company.

•

Critical understanding of the education and school markets in which the Company operates and the key relationships with teachers, administrators, parents and children developed by the Company through the schools.

Andrés Alonso

•	Significant experience in all areas of public education as a teacher and administrator centered on challenges and issues involved in urban public education and school systems.
•

Administrative, management and operational experience through responsibility as head of a major city school system, the Baltimore public school system, and the issues involved in managing and operating school districts and education departments.

•	An innovative leader in education reform and developing new strategies to succeed in the education of children, the primary mission of public education.
•

Significant experience through his leadership in urban city school districts in working with and fostering communication and common ground among all of the communities which the Company serves - teachers, educators, parents and children.

Marianne Caponnetto

•	Significant expertise in digital marketing and media initiatives relevant to the Company’s strategic plan for the development, marketing and sales of its digital properties.
•	Extensive marketing expertise gained through several management positions in advertising, publishing, media and technology.
•	Deep expertise in the marketing and sale of technology (especially digital technologies) acquired in leadership positions at IBM, DoubleClick and current MCW Group clients.
•	Broad range of global operating experience with major corporations in technology, media, publishing, advertising and start-ups.
•	Strong fluency in technology trends, landscape and business impact of IT decisions due to technology industry expertise and strategy/consulting work with technology start-ups.
•

Expertise in transformational business, go-to-market strategies and implementation plans as a result of direct management experience in major transformational initiatives at Dow Jones, IBM and DoubleClick/Google and with MCW Group clients.

•	Expertise in generational culture with a focus on how to engage, motivate and retain millennials.
•

Experience in developing practices and communications for “inclusive” engagement of customers and employees at IBM, DoubleClick and with MCW Group clients, and relevant to the Company’s inclusive internal and customer populations.

Andrew S. Hedden

•	Management and legal experience as the chief legal officer of the Company.
•	Significant transactional and compliance experience through previous partnership positions with two international law firms.
•	Extensive legal, regulatory and policy experience.

Peter Warwick

•	Significant executive, business and operational experience in both educational and information publishing.
•	Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.
•	Significant international experience, holding executive positions in the U.K., Asia Pacific and U.S.
•	Knowledge and experience of the critical role of human resources as Chief People Officer of a publicly-held company with over 50,000 employees globally.

Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.
•

Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.
•	Extensive experience as a crisis communication strategist.
•	Significant experience in organizational and transitional management issues as advisor to corporate and non-profit clients.
•	Trustee or director of educational organizations.

David J. Young

•	Executive, business and operational publishing experience as a former Chairman and Chief Executive Officer of Hachette Book Group USA and Deputy CEO of Hachette UK.
•	Over forty years of executive and management experience in the publishing field.
•	Substantial additional industry expertise and product knowledge in publishing operations on a global basis.
•	Engagement in numerous publishing association activities, including previously serving as Chair of the Association of American Publishers.

James W. Barge

•	Significant executive and management experience in media and entertainment.
•	Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.
•	Broad financial experience, including experience as a certified public accountant.
•	Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.

John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.
•	Significant international experience as the founder of AOL International.
•	Investor and shareholder in several public and privately held companies.

Board Leadership Structure and Risk Oversight

The Board of Directors has adopted a structure whereby the Chief Executive Officer and principal stockholder of the Company, Mr. Richard Robinson, is the Chairman of the Board. The Board believes that having Mr. Robinson as Chairman provides strong leadership for the Board and critical thinking with respect to the Company’s strategy and performance and helps ensure that shareholder interests are well represented during Board deliberations. The Board considers the Chief Executive Officer’s participation to be important to provide information and insight about the Company’s business and its operations directly available to the directors in their deliberations. In the context of this structure, the Board has also approved the formal designation of a Lead Independent Director, as discussed under “Lead Independent Director” below.

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk identification and risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The Technology and Data Management Committee provides oversight in respect to the risk profile of the Company as it relates to the Company’s computer systems and computer software applications, infrastructure and platforms, including the security of systems and information databases, as well as competitive, marketplace and financial risks, in connection with technology. Additionally, the Technology and Data Management Committee periodically reviews specific systems risk areas, including disaster recovery preparedness, security against data breaches and the identification of data breaches, reliability of systems performance and systems obsolescence, as well as the Company’s privacy (including the treatment of personally identifiable information (PII) and other customer data), data retention and data protection policies and practices. The roles and responsibilities of these committees are discussed in more detail below.  Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Meetings of the Board and its Committees

Five regular meetings of the Board were held during the 2017 fiscal year. All incumbent directors, with the exception of Dr. Alonso, attended 75% or more of the aggregate of such meetings and of the meetings held during the 2017 fiscal year by all standing committees of the Board of which they were a member. Dr. Alonso’s attendance fell below 75% due to firm scheduling commitments which were in place at the time of his election in September 2015 and which conflicted with certain of the scheduled dates for Board and Committee meetings for fiscal 2017.

The Board currently has six standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; Retirement Plan; and Technology and Data Management. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

Executive Committee. Richard Robinson (Chairperson), Marianne Caponnetto, John L. Davies and Peter Warwick are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2017.

Audit Committee. James W. Barge (Chairperson), John L. Davies, Peter Warwick and David J. Young are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all of the current Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Barge qualifies as a designated financial expert based upon his business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the

Company’s internal and independent auditors the overall scope and plans for their respective audits and meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Company fully outsources its internal audit function to one of the big four accounting firms that is not its independent auditor, which provides the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four meetings during the fiscal year ended May 31, 2017.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Peter Warwick, Margaret Williams and David J. Young are the current members of the Human Resources and Compensation Committee (the “HRCC”). Each member of the HRCC is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below. The HRCC held five meetings during the fiscal year ended May 31, 2017.

Nominating and Governance Committee. Margaret Williams (Chairperson), Andrés Alonso, James W. Barge and Marianne Caponnetto are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held three meetings during the fiscal year ended May 31, 2017.

Retirement Plan Committee. Peter Warwick (Chairperson), Marianne Caponnetto and Andrew S. Hedden are the current members of the Retirement Plan Committee. The Retirement Plan Committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively, the “Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. The Retirement Plan Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, the Retirement Plan Committee oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy, in terms of the Company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held three meetings during the fiscal year ended May 31, 2017.

Technology and Data Management Committee. Marianne Caponnetto (Chairperson), Andrés Alonso, James W. Barge and David J. Young are the current members of the Technology and Data Management Committee. The Technology and Data Management Committee was established in September 2015 and its primary objectives are, as more fully described under “Board Leadership Structure and Risk Oversight” above, (i) to provide assistance to the Board in fulfilling its oversight responsibilities with respect to monitoring the risk profile of the Company as it relates to the Company’s computer systems and software applications, including cyber security, as well as the Company’s privacy, data retention and data protection policies, and reporting its observations to the full Board; (ii) to provide oversight and guidance in respect to the Company’s information databases and the uses of such data by the Company’s operating businesses in the business activities of the Company; and (iii) to provide guidance in respect to the Company’s product development process, including design and relevant technologies, with the objectives of enhancing the customer experience and driving customer satisfaction and the Company’s business success.   The Technology and Data Management Committee held three meetings during the fiscal year ended May 31, 2017.

Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Guidelines, as amended, which are summarized below. The full text of the Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company, Attention Corporate Secretary, at Scholastic Corporation, 557 Broadway, New York, NY 10012. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, which have all been approved by the Board, are vital to securing the confidence of the Company’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. The Guidelines require a majority of independent directors and provide for a board of nine to fifteen directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all persons who served on the Board in fiscal 2017, other than Mr. Robinson and Mr. Hedden, who are executive officers of the Company, are independent, as defined in the NASDAQ listing standards.

Lead Independent Director. The Guidelines provide for a Lead Independent Director, and Mr. Barge was appointed by the Outside Directors as the current Lead Independent Director following the 2015 annual meeting of stockholders. As described in the Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chairman and Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead

Independent Director is responsible for advising the Chairman and Chief Executive Officer of decisions reached or suggestions made at executive sessions.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-independent directors, the need for Audit Committee or other relevant expertise or to add particular competencies, and the qualifications of other potential nominees. Although there is no specific policy regarding diversity, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas.

Use of Executive Search Firms. From time to time, the Company has retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board and retained Egon Zehnder during fiscal 2015 to assist in identifying suitable candidates for consideration, following the engagement of Egon Zehnder in fiscal 2014 to conduct a Board composition review to consider, among other things, whether there were additional competencies that should be represented on the Board. Egon Zehnder did not perform any services for the Company during the fiscal year ended May 31, 2017.

Policy regarding Age and Tenure. In July 2014, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide, in the case of age, for a retirement age of 75 and that a director who has reached age 75 (other than Richard Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that, under the circumstances, it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among other factors, in connection with re-nomination.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Barge presides over those sessions as Lead Independent Director.

Director Attendance at Company Annual Meetings of Stockholders. Directors are encouraged to attend the Company’s annual meetings of Stockholders. All of the directors attended the 2016 Annual Meeting.

Annual Self-Assessment. The Board generally makes an annual self-assessment of its performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process. Due to the significant change in the Board composition as a result of the 2015 annual meeting of stockholders, the annual self-assessment was not conducted in fiscal 2016; however, it was resumed for fiscal 2017.

Access to Management and Advisors. Directors have access to the Company’s management and, as necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not have any formal equity ownership requirements for members of the Board of Directors.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior

Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to deal generally with compensation matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the EPIP for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting the HRCC customarily determines the participants in the EPIP and establishes performance criteria for annual bonuses to be awarded under the MIP and EPIP for the current fiscal year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers, including the Named Executive Officers.

Under the Company’s current practice, equity-based compensation awards under the Company’s stock incentive plans are typically made each year at the scheduled September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its first fiscal quarter. Except in limited circumstances, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings.

All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2001 Plan and the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the compensation consultant, Pay Governance LLC, retained by the HRCC.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

As an annual practice, the HRCC reviews certain factors relative to the independence status of the Company’s compensation consultants, Pay Governance LLC.  After such review, in fiscal 2017, the HRCC unanimously determined that Pay Governance LLC was independent.  Pay Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services is periodically presented to the Audit Committee for its consideration and approval. In fiscal 2014, the Audit Committee reviewed and approved a transaction with a company owned by a Named Executive Officer, Judith Newman, which is described in “Transaction with Executive Officer” on page 33 herein. The Scholastic Code of Ethics, which is posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC.

Director Compensation

During the 2017 fiscal year, each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer at the rate of $75,000 for his or her services as a director, including service on Board committees, and an annual fee at the rate of $5,000 if he or she was the chairperson of a standing committee of the Board, or $15,000 in the case of each of the chairpersons of the Audit and HRCC Committees and $10,000 for the chair of the Nominating and Governance Committee. At its May 2017 meeting, the Board, upon the recommendation of the HRCC and its compensation consultant, Pay Governance LLC, increased the annual chairperson fee for the HRCC to $20,000 from $15,000 and the annual chairperson fee for the Nominating and Governance Committee to $15,000 from $10,000 based on market comparables given the scope of responsibilities for the chairpersons of those committees.

In addition, pursuant to the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “Amended Directors Plan”), which provides for annual equity awards to Outside Directors on the date of each annual meeting of stockholders, the Board, at its July 2016 meeting, determined that, for fiscal 2017, stock options and restricted stock units would be awarded to each Outside Director having a combined value of $70,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options. Under the Amended Directors Plan, the fair value of the stock options was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of the exercise price equal to the fair market value of a share of Common Stock on September 21, 2016, the date of the 2016 Annual Meeting, and the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on the same date. Pursuant to the terms of the Amended Directors Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of stock options and restricted stock units on September 21, 2016, the entire grant vests on September 20, 2017. The stock options expire on September 21, 2026.

On December 16, 2015, the Board approved an amendment to the Amended Directors Plan to provide that, in the event of an election of an Outside Director between annual meetings of stockholders, the newly elected Outside Director would be awarded a pro-rata portion of the equity grant of stock options and restricted stock units awarded to Outside Directors on the date of the most recent annual meeting, based on the number of regular Board meetings remaining to be held for the annual period.

The Amended Directors Plan expired on July 18, 2017, and reference is made to “Proposal 2: Approval of the Scholastic Corporation 2017 Outside Directors Plan” under “Matters Submitted to Stockholders” for information concerning the proposed new plan to replace the Amended Directors Plan.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate, and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. None of the Outside Directors currently participates in such plan.

The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2017.

DIRECTOR COMPENSATION

Fiscal Year 2017 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrés Alonso	$75,000	$41,992	$28,005	$0	$0	$144,997
James W. Barge	$90,000	$41,992	$28,005	$0	$0	$159,997
Marianne Caponnetto	$80,000	$41,992	$28,005	$0	$0	$149,997
John L. Davies	$90,000	$41,992	$28,005	$0	$0	$159,997
Peter Warwick	$80,000	$41,992	$28,005	$0	$0	$149,997
Margaret Williams	$85,000	$41,992	$28,005	$0	$0	$154,997
David J. Young	$75,000	$41,992	$28,005	$0	$0	$144,997

(1)

Richard Robinson, the Company’s Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, do not receive compensation for their service as a director.

(2)

Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2017 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director had 1,089 restricted stock units outstanding as of May 31, 2017, and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $38.56 per restricted stock unit. The difference between the amounts listed above and the $42,000 (60% of $70,000) is due to rounding.

(3)

Represents the aggregate grant date fair value of stock options granted in fiscal 2017 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director who received an option award during fiscal 2017, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $13.26 per option. The difference between the amounts listed above and the $28,000 (40% of $70,000) is due to rounding. At May 31, 2017, Dr. Alonso had 3,831 options outstanding, Mr. Barge had 26,902 options outstanding, Ms. Williams and Ms. Caponnetto each had 17,902 options outstanding, Mr. Davies had 2,112 options outstanding, Mr. Warwick had 6,139 options outstanding and Mr. Young had 3,576 options outstanding.

Involvement in Certain Legal Proceedings

From 2000 to 2007, Margaret A. Williams was a director of Delta Financial Corp., a consumer finance company which filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware in December 2007.

PROPOSAL 2:

APPROVAL OF THE SCHOLASTIC CORPORATION
2017 OUTSIDE DIRECTORS STOCK INCENTIVE PLAN

As noted under “Director Compensation” above, the Amended Directors Plan, which provided for the automatic grant of restricted stock units and stock options to acquire Common Stock to each Outside Director on an annual basis on the date of the Company’s annual meeting of stockholders, expired by its terms on July 18, 2017. The Board, upon the recommendation of the HRCC, has unanimously approved the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “Outside Directors Plan”), subject to approval by the Class A Stockholders at the Annual Meeting.

A copy of the Outside Directors Plan is included as Appendix A hereto, and the summary below does not purport to be complete and is qualified in its entirety by reference to the text of the Outside Directors Plan as set forth in Appendix A.

The purpose of the Outside Directors Plan is to use periodic stock-based incentive awards to attract and retain the services of experienced and knowledgeable Outside Directors (as defined in the Outside Directors Plan), while further aligning their interests with the Company and its stockholders.

Under the Outside Directors Plan, each Outside Director will receive an automatic grant, on the date of each annual meeting of stockholders, of stock options and restricted stock units with a value equal to a fixed dollar amount. Such dollar amount, as well as the allocation of such amount between stock options and restricted stock units, will be determined annually by the Board (or committee designated by the Board) in advance of the grant date. The Board or a committee thereof is expected to value the stock option portion of the annual grant by reference to the Black-Scholes option pricing method, utilizing the standard Company metrics, or similar methods, with the exercise price being the fair market value (as defined in the Outside Directors Plan) of the Common Stock on the grant date, and to value the restricted stock unit portion of the annual grant based on the fair market value of the Common Stock on the grant date. Each grant of options becomes fully exercisable and each grant of restricted stock units becomes fully vested on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders following the date of grant. Each grant of options has a term of ten years from the date of grant, subject to earlier termination as provided in the Outside Directors Plan. In no event may such options be exercised within six months of the date of grant or after their original ten-year expiration date. The value of the aggregate grants to be made in any one fiscal year to any one Outside Director shall not exceed $300,000 based on the value on the date of grant.

In the case of a vacancy on the Board filled other than at an annual meeting of stockholders, the replacement Outside Director will receive an automatic grant on the date of election equal to an equivalent pro-rata portion, based on the number of regular meetings of the Board remaining to be held prior to the next annual meeting, of the number of shares of Common Stock or the total dollar value of the equity award, as the case may be, of stock options and restricted stock units awarded to Outside Directors on the date of the most recent annual meeting.

At its meeting on July 19, 2017, the Board further approved, subject to the approval of the Outside Directors Plan by the Class A Stockholders at the Annual Meeting, the automatic grant, on September 20, 2017, the date of the Annual Meeting, of stock options and restricted stock units with a value of $90,000, with 40% of such value to be in the form of options and 60% to be in the form of restricted stock units. At the same meeting, the Board also delegated to the HRCC all of its authority and responsibility as provided in the Outside Directors Plan, including the authority to determine the subsequent automatic annual grants in advance of each annual meeting of stockholders and to administer, amend (subject to stockholder approval, when required) and interpret the plan.

Under the Outside Directors Plan, a total of 400,000 shares of Common Stock will be initially authorized for issuance upon the exercise of stock options or vesting of restricted stock units to be granted to Outside Directors.

The Outside Directors Plan provides for certain adjustments to be made with respect to outstanding stock options and restricted stock units and shares remaining available for issuance in the event that changes in the capitalization of the Company occur as a result of certain events, such as a stock dividend, stock split, combination of shares, recapitalization, merger or similar corporate event. The Board is authorized to determine the appropriate adjustments to be made upon the occurrence of such events, including appropriate adjustments to the number and type of shares or other securities to be subject to the annual grant of stock options and restricted stock units to Outside Directors as a result of the occurrence of any such event, as well as to the number or type of shares or other securities to be issued in respect of outstanding stock options and restricted stock units and to be reserved for future grants.

The Outside Directors Plan provides that stock options may be exercised at any time and from time to time during the period that they are exercisable and may not be transferred by the Outside Director other than by will or the laws of descent and distribution. A stock option granted under the Outside Directors Plan may be exercised by paying the exercise price in cash or in Common Stock, or any combination of cash and Common Stock, having a value equal to the exercise price through a cashless exercise or pursuant to such other procedures established by the Company and its designated record keeper at the time of exercise.

The Outside Directors Plan will be administered by the HRCC. The administration of the  Outside Directors Plan includes the authority to adopt and revise administrative rules, guidelines and practices governing the plan, to interpret the terms thereof and of any stock options or restricted stock units granted thereunder and to settle any claims or disputes arising thereunder. Currently, there are seven Outside Directors eligible to participate in the Outside Directors Plan. The exact number of stock options and restricted stock units to be received by the Outside Directors is not determinable at this time because, as discussed above, the number of restricted stock units and stock options to be granted is based upon the Black-Scholes option pricing method for the options and the fair market value of the Common Stock on the day of grant for the restricted stock units.  For the amount and value of stock options and restricted stock units granted to Outside Directors in fiscal 2017 under the predecessor plan, see "Director Compensation".

The Board or a committee thereof may amend or discontinue the Outside Directors Plan at any time and from time to time, provided that, unless otherwise required by law, no amendment or discontinuation may be made which would impair the rights of an Outside

Director with respect to any outstanding stock option or restricted stock unit without the Outside Director’s consent. In addition, no amendment to the Outside Director Plan will be effective without the approval of the stockholders of the Company if such stockholder approval is required pursuant to Section 16b-3 of the Exchange Act, the applicable rules of any national securities exchange, Delaware corporation law or other applicable laws.

There is no immediate federal income tax effect on the grant of a stock option under the Outside Directors Plan; the Outside Director does not recognize taxable income, and the Company does not receive a tax deduction on the date of the grant. When stock options are exercised, the Outside Director will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company is entitled to a tax deduction in the same amount. When shares of Common Stock received upon exercise of stock options are subsequently sold, any gain or loss will be treated by the Outside Director as either long- or short-term capital gain or loss, depending on how long the shares have been held.

Outside Directors are not subject to tax on the grant of a restricted stock unit under the Outside Directors Plan. Instead, at the time of vesting of the restricted stock unit, an Outside Director is subject to income tax, at ordinary income rates, on the fair market value of the Common Stock on such date and the Company is allowed a tax deduction in the same amount. When Outside Directors sell Common Stock received in settlement of a restricted stock unit, any gain or loss will be treated by the Outside Director as either long-or short-term capital gain or loss, depending on how long the shares have been held.

Income realized by an Outside Director with respect to awards under the Outside Directors Plan is not subject to the deduction limits of Section 162(m) and is fully tax deductible by the Company. The Company has no liability for social security or Medicare taxes with respect to income realized by Outside Directors from awards under the Outside Directors Plan and the Company is not required to withhold income tax from such income.

Recommendation

The Board recommends that the Class A Stockholders vote FOR the approval of the Outside Directors Plan. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to approve the Outside Directors Plan.

PROPOSAL 3:

AN ADVISORY VOTE TO APPROVE FISCAL 2017 COMPENSATION
AWARDED TO NAMED EXECUTIVE OFFICERS

As required under the Exchange Act, the Company is seeking an advisory, non-binding vote of the Class A Stockholders with respect to the compensation awarded to its Named Executive Officers for fiscal 2017. The Company’s executive compensation programs and compensation paid to its Named Executive Officers are described in the “Compensation Discussion and Analysis,” compensation tables and narrative discussion beginning on page 11 of this proxy statement. As described more fully in the “Compensation Discussion and Analysis,” the HRCC oversees the Company’s compensation and benefits programs and the compensation awarded thereunder, adopting changes to the programs and awarding compensation as it determines appropriate to reflect the Company’s circumstances and to promote the main objective of the programs: to motivate members of senior management, including the Named Executive Officers, and the Company’s employees in order to increase value for stockholders by facilitating the long-term growth of the Company.

If you are a Class A Stockholder, you may vote for or against the following resolution, or you may abstain. As an advisory vote, the result is non-binding on the Company and the Board. However, the Board and the HRCC will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for the Named Executive Officers.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers for fiscal 2017, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion included in this proxy statement, is hereby APPROVED.

Recommendation

The Board recommends that the Class A Stockholders vote FOR the foregoing resolution.

The affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve this advisory proposal.

PROPOSAL 4:

AN ADVISORY VOTE ON THE FREQUENCY OF A STOCKHOLDER
ADVISORY VOTE REGARDING THE COMPENSATION AWARDED TO NAMED
EXECUTIVE OFFICERS

As required under the Exchange Act, the Company is seeking an advisory, non-binding vote of the Class A Stockholders about how often it should present the Class A Stockholders with the opportunity to vote on compensation awarded to its Named Executive Officers. If you are a Class A Stockholder, you may elect to have the vote held annually, every two years or every three years, or you may abstain. The Company recommends a triennial vote, but the Class A Stockholders are not voting to approve or disapprove of that recommendation. As an advisory vote, this vote is also non-binding. However, as with the vote on the compensation of the Named Executive Officers described under Proposal 3 above, the Board will consider the outcome of the vote when making a future decision as to the frequency of such votes.

Because the Company has designed its compensation programs to promote stockholder value over a long-term time frame and encourage performance over a multi-year period, the Board believes that a vote that occurs once every three years will allow stockholders to better evaluate the Company’s executive compensation programs. The Board is recommending an advisory vote every three years because it believes that both compensation decisions and Company performance should be evaluated over a longer-term horizon rather than just on a year-to-year basis.

The Board recommends that the Class A Stockholders vote FOR a shareholder advisory vote to be held every THREE years on compensation awarded to its Named Executive Officers.

In considering the vote, the Company will deem the Class A Stockholders to have selected the frequency that receives the plurality of the votes cast by the Class A Stockholders present or represented at the Annual Meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2018. A representative of EY will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The aggregate fees for professional services provided by EY to the Company were $4,391,000 for fiscal 2017 and $4,628,000 for fiscal 2016. The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2017 and May 31, 2016 are summarized in the table below.

	Fiscal 2017	Fiscal 2016
	$	$
Audit Fees	$3,412,000	$3,442,000
Audit-Related Fees	$124,000	$208,000
Tax Fees	$855,000	$978,000
All Other Fees	$0	$0
TOTAL FEES	$4,391,000	$4,628,000

Type of Fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
	•	services related to the disposition of a business (in fiscal 2016 only)
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting

In fiscal 2017 and fiscal 2016, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, currently Mr. Barge, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2017 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent public registered accountants, the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16, Communications with Audit Committees (AS 16), as modified or supplemented.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the PCAOB, and the Audit Committee has discussed the independence of EY with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017 for filing with the SEC.

Audit Committee

James W. Barge, Chairperson
John L. Davies
Peter Warwick
David J. Young

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2018 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 11, 2018 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2018 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 25, 2018.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

Appendix A

SCHOLASTIC CORPORATION 2017 OUTSIDE DIRECTORS
STOCK INCENTIVE PLAN

1.	Name and General Purpose

The name of this plan is the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to attract and retain the services, for the benefit of Scholastic Corporation, a Delaware corporation (the “Company”), of experienced and knowledgeable directors who are not employees of the Company (the “Outside Directors”) and to provide an additional incentive for such Outside Directors through ownership of the common stock, par value $.01 per share, of the Company (the “Common Stock”).

2.	Grants to Outside Directors

The board of directors of the Company (the “Board”) shall determine the amount and form of compensation to be paid to Outside Directors for serving as a member of the Board.  The compensation to be paid in stock options or “Restricted Stock Units” (as hereinafter defined) under the Plan shall be determined by the Board from time to time.  For the fiscal year of the Company beginning June 1, 2017, the Board has determined that it will award stock options and Restricted Stock Units to each Outside Director having a combined value, as determined by the Board, of $90,000 (based on the Fair Market Value on the date of grant), with sixty percent (60%) of such award to be awarded as Restricted Stock Units and forty percent (40%) of such award to be awarded as stock options.  The sum of the grant date value, using Fair Market Value (as defined below) and reasonable option valuation method as determined by the Board, of all RSUs and options granted under the Plan for a fiscal year to any one Outside Director shall not exceed $300,000.

Subject to the provisions of Section 13 hereof, each individual (other than any director electing not to participate hereunder) who is, at the conclusion of each annual meeting of the Company’s stockholders occurring after the effective date of the Plan, an incumbent Outside Director shall automatically be granted, as of each such date (or, if applicable, the next succeeding business day), (i) an option to purchase such number of shares of Common Stock as shall be determined by the Board, at an exercise price per share equal to 100% of the Fair Market Value of the Common Stock on such date, and (ii) such number of Restricted Stock Units as shall be determined by the Board, in each case whether expressed by a number of shares of Common Stock or total dollar value.

For purposes of this Section 2, “Fair Market Value” shall mean the average of the high and low selling prices of the Common Stock on the date on which the Common Stock is to be valued hereunder, or, if none, on the last preceding date prior to such date on which such prices were quoted, as reported on the NASDAQ Stock Market, Inc. L.L.C. (“NASDAQ”).  All options granted under the Plan shall be non-qualified stock options.

“Restricted Stock Unit” or “RSU” represents an unfunded, unsecured right to receive in the future, if the conditions of an RSU award are met, one share of Common Stock for each RSU awarded.  No shares of Common Stock shall be issued to an Outside Director on the date of the RSU grant.

In the case of a vacancy on the Board, filled other than at an annual meeting of stockholders, the replacement Outside Director shall receive an automatic grant on the date of his or her election equal to the equivalent pro-rata portion of the number of shares of Common Stock or the total dollar value of the equity grant, as the case may be, of stock options and Restricted Stock Units awarded to participating Outside Directors on the date of the most recent annual meeting. To determine such pro-rata portion, the numerator shall be the number of regular Board meetings scheduled from, and including, if a regular meeting, the meeting at which the replacement Outside Director is elected and the date of the next subsequent annual meeting and the denominator shall be 5.

3.	Exercise of Options

Subject to the provisions of Section 5 hereof, an option granted hereunder may not be exercised until the earlier of (i) twelve (12) months from the date of grant and (ii) the date of the annual meeting of stockholders next following the date of grant.

Except as provided in Section 5 below or an applicable award agreement, an option may be exercised, in whole or in part, at any time and from time to time during the period beginning on the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual meeting of stockholders next following the date of grant and ending on the option expiration date, by following the procedures established by the Company and its designated record keeper at the time of exercise specifying the number of shares of Common Stock to be purchased upon any such exercise.

No shares of Common Stock shall be issued until full payment therefor has been made as provided in the applicable award agreement.  An Outside Director shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to an option until such time as the Outside Director has properly exercised his or her option, paid in full for the shares subject to such option, and executed any representations required by the Company.

Each option granted hereunder shall expire on the tenth anniversary of the date on which it was granted, if not sooner terminated as provided herein.

The Plan administrator may provide that any option outstanding on the last business day of the term of such option ("Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Outside Director (or in the event of the Outside Director's death, the Outside Director's personal representative or estate) be exercised on the Automatic Exercise Date.  Payment of the exercise price of such option may be made pursuant to such procedures as may be approved by the Plan administrator from time to time.  For purposes of this Section 3, the term "Specified Minimum Value" means that the Fair Market Value per share of Common Stock exceeds the exercise price of a share of Common Stock subject to an expiring option by at least $0.50 cents per share or such other amount as the Plan administrator shall determine from time to time.  The Plan administrator may elect to discontinue the automatic exercise of options pursuant to this Section 3 at any time upon notice to an Outside Director.  The automatic exercise of an option pursuant to this Section 3 shall apply only to an option award that has been timely accepted by an Outside Director under any procedures specified by the Plan administrator from time to time.

4.	Restricted Stock Units

An RSU award shall not vest prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the annual meeting of stockholders next following the date of grant.  Shares of Common Stock in respect of a vested RSU award shall be issued to an Outside Director within thirty (30) days from the vesting of an RSU as provided in an award agreement.

The record established by the Company of the Restricted Stock Units awarded to an Outside Director does not constitute any stock or property of the Company.  No funds or shares of Common Stock shall be placed in trust or set aside to assure payment of an award of Restricted Stock Units.  Restricted Stock Units are an unfunded, unsecured promise of the Company to issue Common Stock in the future, subject to vesting and other conditions in the Plan or an applicable award agreement.  The right of an Outside Director to receive shares of Common Stock in settlement of an RSU shall be no greater than any general unsecured creditor of the Company.  An Outside Director shall have no rights as a stockholder with respect to shares of Common Stock which may be issued in settlement of an RSU until the date of issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued.

5.	Termination of Service of Outside Directors

(a)In the event that an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors, otherwise than by reason of death or disability, such option may be exercised (to the extent that the Outside Director is entitled to do so at the time of such option exercise) at any time and from time to time within six (6) months after such cessation of service, but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire; provided, however, that, in the event an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors but shall have been designated as a Director Emeritus, his or her option shall continue to be exercisable (to the extent his or her option has become exercisable at the time of such exercise) until six (6) months after termination of his or her Director Emeritus status or expiration of the option, whichever occurs first.

(b)In the event that an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors by reason of disability (as determined by the Board of Directors on the basis of all the facts and circumstances), such option may be exercised, in full or in part, by the Outside Director or his or her legally appointed representative (notwithstanding that the option may not yet otherwise have become exercisable with respect to all or part of such shares of Common Stock as of the date of disability) at any time and from time to time within twelve (12) months after such cessation of service, but not thereafter, and in no event after the date on which, except for such disability, the option would otherwise expire.

(c)If an Outside Director to whom an option has been granted under the Plan dies (i) while he or she is serving on the Board of Directors, (ii) within three (3) months after cessation of service on the Board of Directors other than by reason of disability, or (iii) within twelve (12) months after cessation of service on the Board of Directors by reason of disability, such option may be exercised:

1)in the case of death while serving on the Board of Directors, as to all or any part of the remaining unexercised portion of the option, notwithstanding that the option may not yet otherwise have become exercisable with respect to all or part of such shares of Common Stock as of the date of death;

2)in the case of death after cessation of service on the Board of Directors or death after termination of such service by reason of disability, to the extent that the Outside Director was entitled to do so at the date of his or her death, giving effect to the provisions of subsections (a) and (b) above of this Section 5; and

3)in each case by the person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Outside Director, but in no event after the date on which the option would otherwise expire under Section 3 of the Plan.

4)Notwithstanding the provisions of subsections (b) and (c) above of this Section 5, in no event shall any option granted under the Plan be exercised within six (6) months of the date of grant.

(d)In the event that an Outside Director to whom an RSU has been granted under the Plan shall cease to serve as an Outside Director prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the annual meeting of stockholders next following the date of grant otherwise than by reason of death or disability, the RSU award for such year shall be forfeited upon such cessation of service.  In the event that an Outside Director to whom an RSU has been granted shall cease to serve on the Board of Directors but shall have been designated as a Director Emeritus, such director shall be deemed to continue in service as an Outside Director until termination of his or her Director Emeritus status for purposes of determining the vesting of an RSU award and cessation of service as a director.  In the event that an Outside Director to whom an RSU has been granted under the Plan shall cease to serve as an Outside Director prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the annual meeting of stockholders next following the date of grant on account of death or (as determined by the Board of Directors on the basis of all the facts and circumstances) disability, the RSU award shall become immediately vested and non-forfeitable and shares of Common Stock in respect of such RSU award shall be distributed within thirty (30) days after such cessation of service. In the event that an Outside Director ceases to serve as an Outside Director, any shares of Common Stock in respect of a vested undistributed RSU award shall be distributed within thirty (30) days after such cessation of service.

6.	Transferability

No option or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution.

7.	Shares Reserved

The aggregate number of shares reserved for issuance pursuant to the Plan shall be 400,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 8.

Such number of shares may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose, or out of issued shares of Common Stock acquired for and held in the treasury of the Company.

Shares subject to, but not sold or issued under, any option or Restricted Stock Unit terminating, expiring or cancelled for any reason prior to its exercise in full will again be available for awards thereafter granted during the balance of the term of the Plan.

8.	Adjustments Due to Stock Splits, Mergers, Consolidations, etc.

If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares, or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved under the Plan shall be automatically adjusted, and both the number of shares which, at such time, are subject to outstanding option or Restricted Stock Unit awards and the number of shares to be awarded in the future to Outside Directors shall be adjusted in the same proportion (with appropriate adjustment to the option price); provided, however, that the Company shall not be obligated to issue fractional shares.

In the event of any increase, reduction, or change or exchange of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, the Board of Directors shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number or type of shares which have been authorized for issuance under the Plan but have not yet been placed under option or RSU, the number or type of shares which are subject to outstanding awards or may be awarded in the future as grants to Outside Directors, as well as the price per share covered by each option outstanding under the Plan which has not yet been exercised.

9.	Withholding or Deduction of Taxes

If, at any time, the Company is required under applicable laws or regulations to withhold, or to make any deduction for, any taxes or take any other action in connection with the exercise of any option hereunder or the vesting or delivery of Common Stock in respect of a Restricted Stock Unit, the Company shall have the right to deduct from all amounts payable in cash any taxes required by law to be withheld therefrom, and, in the case of payments in the form of Common Stock, the Outside Director to whom such payments are to be made shall be required to pay to the Company the amount of any taxes required to be withheld, or, in lieu thereof, the

Company shall have the right to retain, or sell without notice, a sufficient number of shares of Common Stock to cover the minimum amount required to be withheld.

10.	Administration

The Plan shall be administered by the Board of Directors.  Subject to the provisions of the Plan, the Board of Directors shall have the sole and complete discretionary authority to:

(a)adopt, revise, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(b)construe and interpret the terms of the Plan and any option, RSU or other award issued under the Plan (and any agreements relating thereto), to resolve any doubtful or disputed terms, and otherwise settle all claims and disputes arising under the Plan;

(c)correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purposes and intent of the Plan;

(d)determine the amount and form of compensation to be paid to Outside Directors from time to time, the allocation of such compensation among the awards to be made under the Plan, the terms and conditions of each award, the number of shares of Common Stock to be covered by each award, and the value or method of determining the value of each type of award under the Plan;

(e)delegate responsibility and authority for the operation and administration of the Plan, including delegation of all or any portion of the authority invested in the Board pursuant to this Section 10 or otherwise in the Plan, to a committee of the Board of Directors, and appoint employees and officers of the Company and its affiliates to act on its behalf and employ persons to assist in fulfilling its responsibilities under the Plan, including authorizing employees and officers to execute on behalf of the Company any instrument required to effect the grant of an award made by the Board under the Plan;

(f)make all other decisions and determinations as may be required or appropriate under the terms of the Plan or an award agreement as the Board may deem necessary or advisable for the administration of the Plan; and otherwise supervise the administration of the Plan.

All decisions by the Board or a committee thereof shall be final and binding on all Outside Directors and shall be given the maximum deference permitted by law.

The entire expense of administering the Plan shall be borne by the Company.

11.	Compliance with Applicable Law

Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any option or RSU with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable federal and state laws pertaining to the issuance of securities or the provisions of any national securities exchange or NASDAQ, and the Company may require any securities so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any such violation.

All awards and transactions under the Plan are intended to comply with any applicable exemptive conditions under Rule 16b-3 promulgated by the US Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), and the Board shall interpret and administer the Plan, award agreements, and any Plan guidelines in a manner consistent therewith.  All awards under the Plan shall be deemed approved by the Board and shall be deemed an exempt purchase under Rule 16b-3.  Any provisions in the Plan or an award agreement inconsistent with Rule 16b-3 shall be inoperative.

12.	Amendment and Termination

It is the intention of the Company that no payment or entitlement pursuant to the Plan will give rise to any adverse tax consequences to an Outside Director under Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including those issued after the date hereof (collectively, “Section 409A”).  The Plan shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary, the Company may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of excise tax or other penalties under Section 409A, including any actions to exempt an award from Section 409A or comply with the requirements of Section 409A.  Further, no effect shall be given to any provision herein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.  Neither the Company nor its current or former employees, officers, directors, representatives or agents shall have any liability to any current or former Outside Director with respect to any accelerated taxation, additional taxes, penalties or interest for which any current or former Outside Director may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A.

The Board of Directors may amend or discontinue the Plan at any time and from time to time; provided, however, that (a) unless otherwise required by law, no amendment, alteration or discontinuation shall be made which would impair the rights of an Outside Director with respect to any outstanding option or RSU which has been granted under the Plan without such individual’s consent and (b) no amendment shall be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3, the applicable rules of any national securities exchange or NASDAQ, or the Delaware corporation law or other applicable laws.

Except in connection with a corporate transaction involving the Company (including without limitation a transaction described in Section 8 or a change in control of the Company), without the approval of the Company’s stockholders, the Board cannot approve either (i) the cancellation of outstanding options in exchange for the grant in substitution therefor of new options having a lower exercise  price, (ii) the amendment of outstanding options to reduce the exercise price thereof, or (iii) the cancellation of outstanding options with an exercise price above the current stock price in exchange for cash or other securities.  This limitation shall not be construed to apply to “issuing or assuming an option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Internal Revenue Code.

13.	Effective Date

The effective date of this Plan is July 19, 2017, the date it was adopted by the Board of Directors; provided, however, that this Plan is subject to the approval of the holders of the Company’s Class A Stock, par value $.01 per share. The Plan shall terminate on July 19, 2027.

14.	Governing Law

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

SCHOLASTIC CORPORATION Proxy for Annual Meeting of Stockholders, September 20, 2017 (The Solicitation of This Proxy is Made of Behalf of the Board of Directors) The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 20, 2017, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present. THIS PROXY IS CONTINUED ON THE REVERSE SIDE PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION CLASS A STOCK PROXYAnnual Meeting of Stockholders, September 20, 2017 The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows: 1. For the election of: Richard Robinson, Andrés Alonso, Marianne Caponnetto, Andrew S. Hedden, Peter Warwick, Margaret A. Williams and David J. Young. FOR:_________WITHHOLD: ________ FOR ALL EXCEPT: _________ (Write the name(s) of the individuals nominee(s) for whom authority to vote in withheld on the line below): ___________________________________________________________________ 2.Approval of the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan. FOR:__________ AGAINST: __________ ABSTAIN: _________ 3. For the approval of fiscal 2017 compensation awarded to Named Executive Officers. FOR:__________ AGAINST: __________ ABSTAIN: _________ 4. For the following frequency of a stockholder advisory vote regarding compensation awarded to Named Executive Officers. ANNUAL: _____ BIENNIAL: _______ TRIENNIAL: ______ ABSTAIN: ______ 5. In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock. Date: ______________________________ Class A Stockholder No. of Shares: Please mark your vote as indicated in this example X

SCHOLASTIC  CORPORATION 557  BROADWAY NEW  YORK, NY 10012   VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.                    TO VOTE, MARK BLOCKS  BELOW IN  BLUE OR BLACK INK AS FOLLOWS:  THIS    PROXY CARD  IS  VALID   ONLY  WHEN    SIGNED   AND    DATED.    KEEP THIS  PORTION FOR YOUR RECORDS DETACH AND RETURN  THIS  PORTION ONLY        The Board  of  Directors  recommends  you vote FOR the following:   For      Withhold For All AllAllExcept   To    withhold authority  to  vote  for  any individual   nominee(s),  mark “For All Except” and write  the  number(s) of  the nominee(s)  on   the  line  below.     1.    Election of  Directors  Nominees  01   James  W.  Barge02   John L.  Davies   000     NOTE:  Such other  business  as may  properly come  before  the  meeting or  any adjournment thereof.                   Please sign  exactly as your  name(s) appear(s)  hereon.  When  signing as attorney, executor, administrator, or  other  fiduciary, please  give  full title as such.  Joint owners should  each sign  personally. All holders  must sign. If a corporation or  partnership, please  sign  in full corporate or partnership name, by authorized officer.      Signature [PLEASE  SIGN WITHIN BOX]   Date   Signature (Joint Owners)  0000342644_1 R1.1.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at  www.proxyvote.com    SCHOLASTIC CORPORATION Annual Meeting of Stockholders September 20, 2017 9:00 AM This proxy is solicited by the Board of Directors  The undersigned hereby appoints RICHARD ROBINSON AND ANDREW S. HEDDEN, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 20, 2017 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned.  If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors.  In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.  If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 28, 2017 by completing the reverse side of this card and returning it by September 15, 2017.          Continued and to be signed on reverse side 0000342644_2 R1.0.1.15